UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 6, 2008

CHINA BIO-IMMUNITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 36 ShengMing 2nd Road DD Port, Dalian People’s Republic of China, 116620
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 411 87407598

10-44 Chester Le Blvd,

Toronto, ON M1W2M8

Canada

(former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS CURRENT REPORT ON FORM 8-K, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

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CURRENT REPORT ON FORM 8-K

CHINA BIO-IMMUNITY CORPORATION

TABLE OF CONTENTS

Page

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

1

SHARE EXCHANGE

1

DESCRIPTION OF THE COMPANY

2

DESCRIPTION OF OUR BUSINESS

4

FINANCIAL INFORMATION

24

PROPERTIES

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

37

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

39

EXECUTIVE COMPENSATION

42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE  45

LEGAL PROCEEDINGS

46

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

46

RECENT SALES OF UNREGISTERED SECURITIES

47

DESCRIPTION OF SECURITIES

47

INDEMNIFICATION OF DIRECTORS AND OFFICERS

47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

48

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

48

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS  48

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

48

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

48

SIGNATURES

51

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ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 6, 2008 China Bio-Immunity Corporation (the “Registrant”), a Nevada corporation, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Lawford Asia Limited (“Lawford”), a corporation incorporated under the laws of the British Virgin Islands, and the shareholders of Lawford (the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in Lawford to the Registrant in exchange for the issuance of an aggregate of 13,246,697 shares of the Registrant’s common stock to the Shareholders, thereby causing Lawford and its wholly-owned subsidiaries, JINA Immunity Investment Company Limited (“JINA”), a company incorporated under the laws of Hong Kong, and Dalian Jingang-Andi Bio-Products Co., Ltd. (“JGAD”), a corporation incorporated under the laws of the People’s Republic of China (“PRC”) to become wholly-owned subsidiaries of the Registrant (the “Share Exchange”).

As of the date of the execution of the Exchange Agreement, there were no material relationships between the Company or any of its affiliates and Lawford, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE

The Share Exchange

As discussed in Item 1.01, on August 6, 2008, the Registrant entered into the Exchange Agreement with Lawford and the Shareholders.  Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in Lawford to the Registrant in exchange for the issuance of an aggregate of 13,246,697 shares of the Registrant’s common stock to the Shareholders, thereby causing Lawford and its wholly-owned subsidiaries, JINA and JGAD to become wholly-owned subsidiaries of the Registrant.

Upon the closing of the Share Exchange on August 6, 2008, the Shareholders of Lawford delivered all of their equity capital in Lawford to the Registrant in exchange for 13,246,697 shares of common stock of the Registrant.  The Share Exchange resulted in Lawford, and its wholly-owned subsidiaries, JINA and JGAD becoming wholly-owned subsidiaries of the Registrant.

Pursuant to the terms of the Exchange Agreement, at closing, the Shareholders received 1,766.26 shares of the Registrant’s common stock for each issued and outstanding share of common stock of Lawford.  As a result, at closing the Registrant issued a total of 13,246,697 shares of its common stock to the former shareholders of Lawford.

The shares of the Registrant’s common stock issued in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Regulation S of the Securities Act.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

As of the date of the closing of the Exchange Agreement, there were no material relationships between the Company or Lawford, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange

At this time, the Registrant intends to carry on the business of Lawford’s subsidiary, JGAD as its sole line of business.  JGAD is a leading, fully integrated biotechnology company focused on researching, developing, manufacturing and marketing biopharmaceutical products primarily within the PRC.  The Registrant has relocated its executive offices to No. 36 ShengMing 2nd Road, DD port, Dalian, PRC, 116620 and changed its telephone number to 86 411 87407598.

Changes to the Board of Directors and Officers

Pursuant to the terms of the Exchange Agreement, upon closing of the Share Exchange Chipin Tuan resigned as a director and chief financial officer of the Registrant and Quanfeng Wang, was appointed as a director of the Registrant, Aiting Hou was appointed as the Chief Financial Officer of the Registrant, and Lixin Zhou was appointed as the Chief Scientist of the Registrant. All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger,” since the stockholders of Lawford own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange.  Lawford is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Lawford’s operating subsidiary, JGAD, and will be recorded at the historical cost basis of JGAD.  After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of the Registrant and Lawford’s subsidiary JGAD, the historical operations of JGAD and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange.  No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Registrant’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Registrant occurred on the date of consummation of the Share Exchange.

DESCRIPTION OF THE COMPANY

As used in this Current Report on Form 8-K, all references hereinafter to the “Registrant,” the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to China Bio-Immunity Corporation, and for periods subsequent to the closing of the Share Exchange refer China Bio-Immunity Corporation, Lawford Asia Limited, JINA Immunity Investment Company Limited, and Dalian Jingang-Andi Bio-Products Co., Ltd.

Corporate Structure

China Bio-Immunity Corporation was incorporated in the State of Utah on July 16, 1981 as Thrust Resources, Inc.  On September 16, 1983, the Registrant changed its name to "Thrust Ventures, Inc." In March 1987, the Registrant changed its name to "Bio-Thrust, Inc." ("Bio-Thrust"). In 1991, the Utah Division of Corporations first suspended and then later dissolved Bio-Thrust.  Between then and 2004, the Registrant was defunct and had no operations.

On April 2, 2004, a new Utah corporation with the name "Bio-Thrust, Inc." was formed. Pursuant to Section 368(a)(1)(F) of the Internal Revenue Code and also, by means of a court proceeding, the original, defunct Bio-Thrust and the new Bio-Thrust were merged, with the new entity being the survivor.

On February 17, 2005, Bio-Thrust formed a wholly-owned Nevada subsidiary known as Easy Golf Corporation ("Easy Golf").  On April 11, 2005, Easy Golf and Bio-Thrust entered into a Plan and Agreement of Merger, the purpose of which was to change the Registrant’s domicile to Nevada and change its name from Bio-Thrust, Inc., to Easy Golf Corporation (“Easy Golf”). On April 22, 2005, the merger and change of domicile transaction became legally effective as a matter of law with Easy Golf remaining as the surviving entity.

On February 11, 2008, Easy Golf formed a wholly-owned subsidiary under the laws of the State of Nevada called China Bio-Immunity Corporation.  On February 12, 2008, Easy Golf filed Articles of Merger and an Agreement and Plan of Merger with the Nevada Secretary of State, the purpose of which was to change the name of the Registrant from Easy Golf to China Bio-Immunity Corporation.  On February 21, 2008, pursuant to the Articles of Merger, China Bio-Immunity Corporation was merged with and into Easy Golf with Easy Golf remaining as the surviving entity.  As a result of the merger, the separate existence of China Bio-Immunity Corporation ceased and the corporate name of Easy Golf was changed to China Bio-Immunity Corporation.

Prior to the completion of the Share Exchange with Lawford discussed above, the Registrant was a shell company having no or nominal business operations, employees, or assets.

As a result of the Share Exchange described in this Item 2.01, Lawford and its wholly-owned subsidiaries, JINA and JGAD, became wholly-owned subsidiaries of the Registrant. Lawford was incorporated on January 15, 2008 under the laws of the British Virgin Islands as a holding company, for the purposes of owning 100% of the capital stock of JINA.  JINA was incorporated on October 15, 2007 under the laws of Hong Kong for the purpose of owing 100% of the capital stock of JGAD, a corporation incorporated on March 26, 2002 under the laws of the PRC. JGAD engages in the development, manufacturing, and distribution of rabies and mumps vaccines. Through the closing of the Share Exchange, the Registrant succeeded to the business of JGAD as its sole line of business.  JGAD is based in Dalian City, Liaoning Province, PRC.

The Chart below depicts the corporate structure of the Registrant as of the date of this 8-K.  The Registrant owns 100% of the capital stock of Lawford and has no other direct subsidiaries.  Lawford owns 100% of the capital stock of JINA and has no other direct subsidiaries. JINA owns 100% of the capital stock of JGAD and has no other subsidiaries. JGAD has no subsidiaries.

DESCRIPTION OF OUR BUSINESS

Company Overview

The Registrant does not directly carry on any business operations.  As a result of the Share Exchange, all of the Registrant’s business operations are conducted through its wholly-owned subsidiary, JGAD.  JGAD is located at the Bio-Pharmaceutical Park of The Double-D Port of the Dalian Development Zone in Dalian, China. JGAD is a leading, fully integrated biotechnology company focused on researching, developing, manufacturing and marketing biopharmaceutical products primarily within the PRC.  JGAD’s human vaccine products and product candidates are designed to address large markets with significant unmet medical needs, primarily in the areas of rabies and mumps, as well as other infectious diseases.  JGAD’s current products which it markets and sells throughout the PRC are a rabies vaccine and a mumps vaccine. The Company’s goal is to become the leader in research, development, manufacture and commercialization of vaccine-based therapeutics and prophylactics in China, and to continue to advance its drugs to international markets.  The Registrant’s new contact information is as follows:

China Bio-Immunity Corporation

No. 36 ShengMing 2nd Road

DD port, Dalian

People’s Republic of China, 116620

86 411 87407598

www.jgad-bio.com

Current Products & Product Candidates

JGAD markets internally developed vaccine-based therapeutics and prophylactics, which currently include a rabies vaccine and a mumps vaccine. In addition to these marketed products, JGAD has a diversified late, mid, and early-stage pipeline of product candidates (the “Product Candidates”), all of which are discussed below, which JGAD is currently developing for manufacture and distribution.  JGAD’s Product Candidates include expanded indications and enhanced second generation versions of its existing products, as well as products which address other market opportunities.

Current Products

The current products that JGAD produces, markets, and distributes are: i) a rabies vaccine; and ii) a mumps vaccine. The following discussion provides a brief synopsis of JGAD’s principal products and their applications:

Rabies Vaccine

JGAD’s primary product that it manufactures, markets and distributes is its Purified Rabies Vaccine for Human Use with Vero Cell (“Rabies Vaccine”).  JGAD’s Rabies Vaccine is a unique biological product that is used to effectively control and combat rabies disease. There are two principal applications of JGAD’s Rabies Vaccine: i) for use on individuals to establish pre-exposure immunity; specifically, the vaccine is used on individuals who have the possibility of becoming infected with the rabies virus; and ii) for use on individuals to establish post-exposure immunity; specifically, the vaccine is used on individuals who have been bitten by animals which may be infected with the rabies virus. Based upon its fundamental properties and treatment applications, JGAD’s Rabies Vaccine is categorized as a prophylaxis on rabies with curing properties.

In the PRC, there are two kinds of purified rabies vaccines for human use: i) one is manufactured from the virus strain, aG, which is cultured from Hamster kidney (non-SPF) cells; and ii) the other is manufactured from the virus strains, aG and CTN-1, which are cultured from the Vero cell.  The Vero cell comes from the kidney of the African Green Monkey.  The virus strain of rabies used by JGAD for the production of its Rabies Vaccine is CTN-1.  In February 18, 2004, the Chinese State Food and Drug Administration (“SFDA”) awarded JGAD its Drug Registration License for its “Rabies Purified Vaccine for Human Use with Vero Cell”, and on June 2, 2003, the SFDA approved JGAD for its License of Drug Production, both of which provided JGAD with the authority to begin manufacturing, marketing and distributing its Rabies Vaccine.

JGAD’s Rabies Vaccine maintains the following characteristics:

•

The potency remains higher than 2.5IU/dose during the validity period.

•

Definite Vero cell origin and passage, as well as less residue of DNA.

•

The column chromatography technology can remove over 99.95% impurity.

•

Each batch acquires the National Certificate for the Release of Biological Products.

•

This product was developed by JGAD in full compliance with standards set forth by the national biopharmaceutical regulations.

•

It uses Vero cell instead of hamster kidney cell, which significantly reduces contamination as well as production costs.

•

Its process is mature and advanced which leaves very little endotoxin and DNA. Its harvest rate is over 99%.

•

Since the SFDA began requiring batch release in 2006, every batch of our Rabies Vaccine produced has passed the SFDA’s inspections.

•

For the fiscal year ended December 31, 2006, JGAD received approximately $7,000,000 in revenue from sales of our Rabies Vaccine, which accounted for 100% of JGAD’s total revenue in 2006.

•

For the fiscal year ended December 31, 2007 JGAD received approximately $23,000,000 in revenue from sales of our Rabies Vaccine, which accounted for 93% of JGAD’s total revenue in 2007.

Mumps Vaccine

JGAD’s other major product that it manufactures, markets and distributes is its Mumps Vaccine (“Mumps Vaccine”).  JGAD’s Mumps Vaccine is produced from the live, attenuated S79 strain of the mumps virus.  On June 14, 1996 JGAD was licensed by the SFDA to utilize the live attenuated S79 strain of the mumps virus to manufacture its Mumps Vaccine. The live attenuated S79 strain of the mumps virus is produced in chicken embryo cell cultures.  Both of the production and inspection JGAD’s Mumps Vaccine is conducted strictly according to the China Pharmacopoeia.

JGAD’s Mumps Vaccine maintains the following characteristics:

•

It was developed by JGAD with S79 mumps virus strain and chicken-sourced cell culture.

•

Its dosage is lyophilizated for injection which effectively increases its stability and duration.

•

JGAD developed the manufacturing process with proprietary technology.

•

JGAD received revenues of approximately $1.5 million from sales of our Mumps Vaccine in 2007, accounting for approximately 6.1% of JGAD’s total revenue in 2007.

Product Candidates

In addition to its current products, i.e. its Rabies Vaccine and Mumps Vaccine, JGAD also maintains a product pipeline consisting of five Product Candidates in various stages of development.  JGAD’s product pipeline includes a number of next-generation vaccine-based therapeutics and prophylactics for both the prevention and treatment of various viruses and infections. JGAD believes that each of these Product Candidates, if successfully developed and approved, would address significant market opportunities.

The table below summarizes our Product Candidates and their current status of development:

Products	Indications	Development Status
Varicella Vaccine, Live	Varicella	Clinical Trial Phase III
Rubella Vaccine, Live	Rubella	Clinical Trial Phase III
Split Influenza Vaccine with Chicken Embryo	Influenza	Clinical Trial Phase III
Anti-Rabies Immunoglobulin For Wash	Rabies	Applying for Clinical Research
Anti-Rabies Immunoglobulin For Injection	Rabies	Applying for Clinical Research

The first step in JGAD’s developmental process of a product is to conduct a series of “Pre-Clinical Trials.” During this time period, JGAD conducts initial research and development of a potential new product. Once JGAD has conducted its Pre-Clinical Trials, it applies to the SFDA for approval to begin its formal clinical trials of the new product.  Clinical trials consist of three phases.  Under the Administrative Regulations on the Registration of Pharmaceutical Products promulgated by the SFDA, the three phases of clinical trials are as follows: 1) Phase I – Evaluation of Safety; 2) Phase II – Evaluation of Safety, Dosing and Efficacy; and 3) Phase III – Larger Scale Evaluation of Safety and Efficacy.

Once a product has been through Phase III of clinical trials, JGAD will apply for a license to produce the product.  During this phase of its product development, the Provincial Administration of Food and Drug and the SFDA will conduct both an on-site evaluation of JGAD’s production facilities, as well as an inspection of JGAD’s production processes. If the capacity of the facility and the quality of the production processes meets the requirements of the reviewing authorities, the SFDA will issue a Drug Registration License which is valid for a period of 5 years; the Drug Registration License provides JGAD with the authority to manufacture and distribute the newly developed product.  JGAD must apply for a new Drug Registration License 6 months prior to the license’s expiration.

The following discussion provides a brief summary of JGAD’s Product Candidates:

Varicella Vaccine

JGAD’s Varicella Vaccine, which is designed for the prevention of varicella infection in both children and adults, is in Phase III of clinical trials. The vaccine originates from the Oka strain as well as the MRC-5 cell.  JGAD utilizes a unique cell culture process which is both serum and protein free, thereby making the vaccine safer for human use, while significantly reducing residuals.  JGAD anticipates that the issuance of a Drug Registration License from the SFDA and official product launch of the Varicella Vaccine will be in the second half of 2010.  JGAD has currently filed three patent applications in China relating to the Varicella Vaccine; on August 2, 2007, JGAD received one file number in response to its patent applications, which represents an acceptance of the Company’s application for a National Patent by the State Office of Intellectual Property Rights.

Rubella Vaccine

JGAD’s Rubella Vaccine, which is currently in Phase III of clinical testing, is a live attenuated vaccine designed to combat Rubella disease which is an infectious disease caused by the rubella virus.  JGAD anticipates that the issuance of a Drug Registration License from the SFDA and official product launch of the Rubella Vaccine will be in the end of 2009.

Influenza Vaccine

JGAD’s Influenza Vaccine is designed for the prevention of influenza.  JGAD’s Influenza Vaccine is cultured from chicken sources and uses influenza virus as recommended by World Heath Organization (“WHO”).  The Influenza Vaccine is currently in Phase III of clinical trials.  JGAD anticipates that the issuance of a Drug Registration License from the SFDA and official product launch of its Influenza Vaccine will occur in the second half of 2010.

Anti-Rabies Immunoglobulin For Injection

JGAD’s Anti-Rabies Immunoglobulin For Injection is a new innovative antibody for the treatment of rabies, particularly for those who have already been severely exposed to the rabies virus.  The Anti-Rabies Immunoglobulin For Injection has completed all pre-clinical trial tests and is currently at the pre-clinical trial stage. JGAD anticipates that the issuance of a Drug Registration License from the SFDA and official product launch of the Anti-Rabies Immunoglobulin For Injection will be in the first half of 2010.

Anti-Rabies Immunoglobulin For Wash

JGAD’s Anti-Rabies Immunoglobulin For Wash is designed for all severe (category III) exposures to the rabies virus.  The Anti-Rabies Immunoglobulin For Wash is a topical lotion which can be applied to the skin and used effectively to neutralize the rabies virus on the surface of a wound that may be infected with the rabies virus.  JGAD anticipates that the issuance of a Drug Registration License from the SFDA and official product launch of the Anti-Rabies Immunoglobulin For Wash will be in the second half of 2009.

Research and Development

JGAD focuses its research and development efforts on both novel and validated vaccine-based therapeutics and prophylactics for the treatment of diseases in the areas of immunization and infectious diseases.  JGAD implements a market-driven approach to its research and development efforts.  As noted above, JGAD’s product pipeline currently consists of five Product Candidates in various stages of development.  JGAD conducts its research and development activities in its facilities in Dalian, China.  The primary source of JGAD’s new clinical products has been achieved through its internal research and developmental activities.

During the fiscal years ended December 31, 2007 and 2006, JGAD spent an aggregate of approximately $171,339 on research and development on new products.  As of December 31, 2007, JGAD’s research and development team consisted of 20 researchers and medical professionals, which accounted for approximately 6.5% of JGAD’s total employees. JGAD’s research and development staff consists of both medical and biotechnology professionals, many of whom have experience in the healthcare and biotechnology research fields, including experience working in research institutions and hospitals and in proceeding through the SFDA drug approval process.

Manufacturing

JGAD manufactures its products and product candidates exclusively at its 22,000 square meter facility located in Dalian, China.  At the facility, JGAD conducts on-site, bulk manufacturing, finishing, packaging and testing activities for its all of its vaccines. JGAD also manufactures its products and Product Candidates for clinical trials at its facility in Dalian, China.  Since its inception, JGAD has established a base of proprietary knowledge regarding manufacture management technology, efficient market management systems and know-how for producing vaccines.

Distribution Methods

JGAD focuses its sales and marketing efforts in the 24 main provinces and major cities in the PRC. JGAD’s principal products, its Rabies Vaccine and Mumps Vaccine, are sold and distributed by the network of approximately 100 whole-sale distributors, as well as through more than 2,200 retail customers.  The distributors communicate the effectiveness and safety of the vaccine with their local healthcare professionals directly and effectively.  The following diagram provides a visual representation of the areas of the PRC in which there is a local distributor of JGAD’s products:

JGAD structures its relationship with its distributors through a standard distributor agreement which JGAD enters into annually with all of its distributors. A copy of our standard distribution agreement is attached hereto Exhibit 10.2 and herein incorporated by reference. JGAD selects its distributors based upon several factors, including their maintenance of a qualified license which has been approved by the local SFDA, their reputation, market coverage, annual sales volume, accounts receivable collection rates, and connection with local Centers of Disease Control (“CDC”).  JGAD conducts credit assessments on each of its distributors before signing a distribution agreement.  JGAD does not sign any exclusive distribution agreements with any of its distributors; some of the distributors used by JGAD market competing brands in addition to the products which they are currently marketing and distributing for JGAD.  Individually, none of JGAD’s distributors account for a significant percent of JGAD’s overall sales volume of its products.

At the beginning of each calendar year, JGAD conducts an audit and evaluation on each of its distributors.  JGAD’s review focuses on the areas of sales volume, finances, Quality Assurance and legal affairs.  JGAD uses the information obtained through its annual review to make a decision whether or not to enter into a new distribution agreement with each of its distributors.  JGAD’s CEO makes the final decision regarding the reengagement of a distributor.

In addition to the current distribution structure that JGAD has in place, JGAD plans to further market its products through distribution agreements with local agents in several developing countries, including, but not limited to India, South Africa, and countries throughout Southeast Asia.  In each country JGAD will need to obtain marketing approvals in compliance with local laws.  The procedure to obtain such marketing approvals in most of these countries involves, among other things, conducting clinical trials and obtaining a registration certification from the countries’ relevant authorities.  We plan to establish relationships with distribution partners in these foreign markets to sell our products.

Sources and Availability of Raw Materials

Raw materials and supplies are generally available from qualified suppliers in quantities adequate to meet our manufacturing needs.  We generally produce our products based on quarterly forecasts, orders, and anticipated additional orders that we are reasonably confident will be obtained.  Lead times for raw materials and components vary and depend on the specific supplier, and availability and demand for the raw materials.

We have not experienced any disruptions in the supply of any raw materials that we rely upon for our production and manufacturing needs.  Additionally, in the event that we were required to change suppliers, we are not required to receive SFDA approval.  In the event that any one of these supply arrangements or agreements is terminated, or the ability of any one of our suppliers to perform under our agreements were to be materially adversely affected, we believe that we will be able to locate, qualify and enter into an agreement with a new supplier on a timely basis.  We maintain long-term relationships with most of our suppliers and place orders from these suppliers from time to time on an as-needed basis.  We expect that our existing manufacturing facilities and outside sources will allow us to meet near-term manufacturing needs for our commercial products and other products that are in clinical trials. Additionally, we have long-term relationships with certain of our sole suppliers and periodically place orders to specify the price, specifications, quantity and time of delivery for raw materials on an as-needed basis.

Competition

The market for vaccine therapeutics and prophylactics is competitive and rapidly evolving on a global basis.  Within the PRC, competition in the pharmaceutical industry is ameliorated by barriers to entry.  A company wishing to enter the industry must comply with the standards and regulations set forth by the PRC government.  In the PRC, the SFDA is the authority that monitors and supervises the administration of the pharmaceutical industry, including pharmaceutical products, medical appliances, and equipment. Pharmaceutical manufacturing enterprises need to obtain a Pharmaceutical Manufacturing License issued by the relevant pharmaceutical administrative authorities at the provincial level where the enterprise is located.  All pharmaceutical products manufactured in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered certificate approved by the appropriate governmental authorities in the PRC.  Furthermore, the PRC government requires compliance with the Good Manufacturing Practice Guidelines, as amended in 1998, or the GMP Guidelines, for the manufacture of pharmaceuticals in China.  As the regulatory approval process becomes more stringent, it also increases the barriers to entering the market.

Notwithstanding the foregoing, the market for vaccine therapeutics and prophylactics within China is competitive and rapidly evolving.  In particular, we face competition from domestic and foreign pharmaceutical companies in each of our current and potential product areas.  Certain of these companies have substantially greater capital resources, research and development staff, facilities and experience at conducting clinical trials and obtaining regulatory approvals, and greater experience and expertise in developing and commercializing products.

The primary competitors that we face within China regarding the manufacturing, distribution and sales of our products are: i) Liaoning Cheng Da Biotechnology Co,. Ltd.; ii) Liaoning Yi Sheng Pharmacy Co,. Ltd.; iii) Chang Sheng Life Science Co,. Ltd.; iv) Zhejiang Vacin Biomedicine Co., Ltd.; and v) China National Biotech Group (CNBG) and its 6 subsidiary enterprises.

Competitive Advantages

We believe that competition and leadership in our industry are based on managerial and technological superiority, and the ability to identify and exploit commercially viable products.  Other factors affecting our competitive position include time to market, patent protection, product efficacy, safety, convenience, reliability, availability and pricing.  We believe we are well positioned to compete in the fast-developing Chinese vaccine-based market with our strong Dalian JGAD brand, diverse product portfolio, proven R&D capabilities, established sales and marketing network and favorable cost structure.  We believe that our principal competitive strengths include the following:

Diverse portfolio of marketed products and product candidates targeting the human immunity markets

We market a diverse portfolio of internally developed vaccine-based therapeutics and prophylactics, consisting of our Rabies Vaccine and Mumps Vaccine.  In addition to these marketed products, we have a diversified late, mid, and early-stage pipeline of product candidates that include expanded indications and enhanced second generation versions of our existing products, as well as product candidates which address other market opportunities.

Proven research and development capabilities

We have developed and commercialized two vaccine-based therapeutics and prophylactics in China.  As of July 31, 2008 our research and development team consisted of 21 research personnel and medical professionals, seven of whom have extensive experience in the healthcare and biotechnology research fields, including experience working in research institutions and hospitals.  We have had a productive working relationship with the SFDA to date, which we feel is important when seeking regulatory approvals for therapeutics and prophylactics in China.

Nationwide sales and marketing network

Over the years, our sales force and high quality products have allowed us to establish our Dalian JGAD brand and enabled us to become one of the leading biotech companies in China. We maintain sales and marketing forces in 24 provinces and major cities in China including the municipalities of Beijing, Tianjin and Chongqing. Our network of 143 sales and marketing professionals and approximately 100 distributors market our principal products to healthcare providers including, based on our internal estimates, approximately 800 government health & immunization stations, hospitals, clinics and dialysis centers. We rely on the efforts of our sales and marketing professionals to build and strengthen our relationships with healthcare providers such as health & immunization stations, hospitals and rely on our relationships with China’s leading pharmaceutical distributors to make sure the product reaches our customers on time. Our sales force has formed strong relationships in our key target markets.  We believe we have an established reputation that is synonymous with quality and reliability.

High-quality proprietary manufacturing processes with significant cost advantages

Since our inception, we have established a base of proprietary manufacturing expertise, trade secrets and know-how for producing vaccines. In 2006, the Liaoning Provincial Government awarded JGAD the Third Award for Technology Commercialization.  We believe our Chinese GMP-certified manufacturing facility, as well as our voluntary decision to apply World Health Organization standards, an authoritative collection of manufacturing standards for medicine, have enabled us to produce high-quality products while our optimized manufacturing processes have allowed us to establish significant cost advantages, enabling us to price our products competitively while maintaining favorable margins.  The significantly lower costs of raw materials and wages in China relative to other countries allow us to maintain our cost of operations at a level that we believe gives us a competitive advantage over overseas-based companies.

Operational efficiency and a track record of growth and profitability

Our low cost base translates into greater operational efficiency and higher profit margins as we increase sales volumes of our products.  We have experienced rapid growth in our recent history. In 2006, our gross margin was 82% and net profit margin was 53%. For the fiscal year ended December 31, 2007, our gross margin was 80% and net profit margin was 56%.

Experienced and market-oriented management team

Our management team has extensive experience in China’s biopharmaceutical industry and a solid understanding of Chinese and international industry best practices.  Certain members of our senior management have in-depth knowledge relating to the regulatory framework in China, as well as the international market, and are experienced in managing fast-growing and entrepreneurial enterprises.  The 20 members of our research team have in the aggregate approximately 63 years of service at our company and 121 years of industry experience. The members of our marketing team have in the aggregate approximately 39 years of service at JGAD and 95 years of industry experience.

Customers and Marketing

Customers

We currently have a total of more than 2,200 customers; approximately 100 are wholesale distributors and the rest are retail customers.

Marketing

We maintain sales and marketing forces in 24 provinces and major cities in China, including the municipalities of Beijing, Tianjin, and Chongqing. Our network of 14 sales and marketing professionals and approximately 100 distributors market our principal products to healthcare providers including, based on our internal estimates, approximately 800 Centers of Disease Control, healthcare stations, government health & immunization stations, hospitals, clinics and dialysis centers. We rely on the efforts of our sales and marketing professionals to build and strengthen our relationships with healthcare providers such as health & immunization stations, and hospitals, and rely on our relationships with China’s leading pharmaceutical distributors to make sure the product reaches our customers on time. Our sales force has formed strong relationships in our key target markets.  We believe we have an established reputation that is synonymous with quality and reliability.

We believe that there is significant market potential for our products and that our historical product sales represent only a limited penetration of the overall potential market in China. We plan to continue to increase the footprint of our sales and marketing presence in China by selectively expanding into targeted areas and further penetrate leading Centers of Disease Control, healthcare stations, heath & immunization stations and, hospitals both within and outside our existing network to benefit from positive trends in the PRC government’s new health insurance policies as well as increased per capita healthcare spending.  We also plan to create focused sales forces in the new product areas to increase penetration of our key products in their respective end markets.

We believe our competitive advantages in marketing our Rabies Vaccine and Mumps Vaccine lie in the following areas:

Quality

We implemented our proprietary process technology and developed quality assurance and quality control systems in compliance with the Chinese GMP standards.  Since 2006, we have applied the WHO GMP standards, which we believe are higher production quality standards than those required for domestic pharmaceutical manufacturers.

Broad Applications and Specifications

Since 2004, our Rabies Vaccine has been one of the few vaccine products approved for each of the following indications: pre-exposure prevention and post-exposure treatment.  We also provide our Rabies Vaccine products in different dosage forms to meet the needs of our patients and their doctors, for example, we have developed a new dosage form of freeze-dried rabies vaccine for which we received a GMP Certificate from the SFDA in January 2007.

Competitive Pricing

Our economy of scale, favorable cost structure and experience in manufacturing afford us the opportunity to competitively price our Rabies Vaccine while still maintaining attractive margins.  In order to secure and maintain a large customer base, we have been pricing our Rabies Vaccine at a level less than one-third of its comparables produced overseas.

Strong Brand Awareness

We believe our sustained marketing efforts with medical practitioners and our focus on pre-sale and post-sale services have established our Rabies Vaccine and Dalian JGAD as well-recognized and well-received brands.  We have been implementing a focused marketing strategy since launching the product in 1997.  As part of this strategy, our sales representatives promote our products to heath officials and administrators and doctors at hospitals to better educate physicians and develop brand awareness.  In the future, we plan to create distinct sales forces in the new product areas to increase penetration in these end markets.

Intellectual Property

Patents

JGAD has currently filed patent applications in China relating to its Rubella and Varicella vaccines; On August 22nd, 2007, JGAD received one file number: 200710012527.6, in response to its patent application of the manufacturing techniques for Varicella vaccines, which represents an acceptance of the Company’s application for a National Patent by the State Office of Intellectual Property Rights.  We also had been issued the New Drug Certificate (S20010009) of Rabies purified vaccines for human use (Vero cell) on Mar 7th 2001, which represents that we are the first registrant of this product for sales in China.  We expect that we will, in the future, rely on patents to protect our proprietary technology.  While we currently expect to seek patent protection only in China, we may opportunistically seek patents to protect our innovations in other jurisdictions in the future.  In China, patents relating to pharmaceutical inventions are effective for 20 years from the initial date the patent application was filed.

Additionally, other parties are actively developing pharmaceutical products.  We expect these parties to continue to take steps to protect these technologies, including seeking patent protection.  There may be patents issued or pending that are held by others and cover significant parts of our technology, business methods or services.  We cannot be certain that our products do not or will not infringe on any valid patents, copyrights or other intellectual property rights held by third parties.  We may be subject to legal proceedings and claims, from time to time, relating to the intellectual property of others in the ordinary course of our business.

Trademark

The trademark “JGAD”, both the combined characters and its logo have been registered and approved by the State Administration for Industry & Commerce in 2006. The following image represents the trademark “JGAD”:

Trade Secrets

JGAD also relies on trade secrets, proprietary know-how and continuing technological innovation to develop and maintain a competitive position in our product areas.  We generally require our employees, consultants and advisors to enter into confidentiality agreements.  These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except under specific circumstances.  In the case of our employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is our exclusive property.  The development of our technology and many of our processes are dependent upon the knowledge, experience and skills of key scientific and technical personnel.  Further, as a matter of company policy, all scientific and technical employees have entered into agreements that generally require disclosure and assignment to us of ideas, developments, discoveries and inventions made by them.  However, these agreements may not effectively prevent disclosure of our confidential information, or provide meaningful protection for our confidential information if there is unauthorized use or disclosure.  A copy of our standard confidentiality agreement is attached hereto as Exhibit 10.3, and is hereby incorporated by reference.

Licensing

The research, development and commercialization of a biopharmaceutical often involves alternative development and optimization routes, which are presented at various stages in the development process. The preferred routes cannot be predicted at the outset of a research and development program because they will depend upon subsequent discoveries and test results.  There are numerous third-party patents in our field, and it is possible that to pursue the preferred development route of one or more of our products we will need to obtain a license to a patent, which would decrease the ultimate profitability of the applicable product. If we cannot negotiate a license, we might have to pursue a less desirable development route or terminate the program altogether.

Intellectual Property Protection

The protection of intellectual property rights and proprietary information in China may not be as effective as in the United States or other countries.  For example, implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective and may be hampered by corruption and local protectionism. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others.  The experience and capabilities of PRC courts in handling intellectual property litigation varies, and outcomes are unpredictable.  Further, such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations.  To date we have not been involved in any significant intellectual property disputes, or encountered major difficulties in enforcing our intellectual property rights in China.

Government Regulation

The Company is subject to regulation by both the PRC central government, as well as local governmental agencies.  Within the PRC, the SFDA is the primary authority that monitors and supervises the administration of the pharmaceutical industry, including pharmaceutical products, medical appliances, and equipment.  To conduct business operations, pharmaceutical manufacturing enterprises, such as JGAD, are required to obtain a Pharmaceutical Manufacturing License issued by the relevant pharmaceutical administrative authorities at the provincial level where the enterprise is located.  Additionally, all pharmaceutical products manufactured in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered certificate approved by the SFDA.  Furthermore, the PRC government requires compliance with the Good Manufacturing Practice Guidelines, as amended in 1998, or the GMP Guidelines, for the manufacture of pharmaceuticals in China.  The following discussion identifies the primary regulations that JGAD is subject to through its business operations:

GMP

The most important regulation for pharmaceutical producers within the PRC is the GMP Certificate.  In order for a company to manufacture and distribute vaccines and pharmaceutical products within the PRC, a company must obtain and maintain a GMP Certificate for each vaccine.  The GMP Certificate is a system designed to ensure products are consistently produced and controlled according to quality standards.  It is designed to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing the final product. The GMP Certification process focuses on a company’s overall manufacturing procedures and is designed to ensure that a company’s production and quality control strictly comply with the registered standards.  To obtain a GMP Certificate, a company must submit an application to the Center of Drug GMP Evaluation with the SFDA.  The SFDA will then audit all of the company’s documents and conduct an on-site inspection of a company’s facilities.  If a company passes the foregoing inspections, the SFDA will issue a GMP Certificate.  Once issued, a GMP Certificate is valid for a period of 5 years from the issue date.  To renew a GMP Certificate, a company must apply for renewal with the SFDA 6 months prior to the GMP Certificate’s expiration.  Upon application for renewal, the SFDA will conduct an audit of the company’s documents, as well as an inspection of the company’s facilities before re-issuing the GMP Certificate.  JGAD’s current GMP Certificates relating to its Rabies liquid and powder vaccines, as well as its mumps vaccine are valid until 2009, 2011, and 2012, respectively; the certificate numbers are F2937, H3997, and H4121.  Prior to their expiration, JGAD will need to apply for renewal of its GMP Certificates.

Drug Registration License

The Drug Registration License which is issued by the SFDA provides a Company with the authority to manufacture and distribute vaccines and pharmaceutical products. A Drug Registration License is valid for a period of 5 years and then must be renewed.  To obtain a Drug Registration License, a company must go through the following process: The first step in the developmental process of a pharmaceutical product in the PRC requires that a company conduct a series of “Pre-Clinical Trials.”  During this time period, a company conducts initial research and development of a potential new product.  Once a company has conducted its Pre-Clinical Trials, a company may apply to the SFDA for approval to begin its formal clinical trials of the new product.  Once the SFDA approves a company’s application, the company can begin conducting clinical trials.

Clinical trials consist of three phases.  Under the Administrative Measures on the Registration of Pharmaceutical Products promulgated by the SFDA, the three phases of clinical trials are as follows: 1) Phase I – Evaluation of Safety; 2) Phase II – Evaluation of Safety, Dosing and Efficacy; and 3) Phase III – Larger Scale Evaluation of Safety and Efficacy.  Once a product has made it through Phase III of clinical trials, the company may apply for a Drug Registration License to produce the product.  During this phase of product development, the Provincial Administration of Food and Drug and the SFDA will conduct both an on-site evaluation of a company’s production facilities, as well as an inspection of a company’s production process.  If the relevant authorities are satisfied with its production processes, the SFDA will issue a Drug Registration License which is valid for a period of 5 years; the Drug Registration License provides a company with the authority to manufacture and distribute the newly developed product. A Company must apply for renewal of a Drug Registration License 6 months prior to the license’s expiration.

Certificate for Batch Release

In order to monitor the quality of vaccines produced by pharmaceutical companies, in 2006 the SFDA implemented the Certificate for Batch Release.  Pursuant to the regulation, each batch of vaccine produced by a company must be inspected and approved for distribution by the SFDA.  Failure to pass the batch lot inspection will result in the loss of approval to distribute the batch of the vaccine that did not pass the batch lot inspection.

Environmental Regulations

In the ordinary course of its business, JGAD is subject to environmental laws and regulations relating to the disposal of its manufacturing bi-products.  All phases of the Company’s on-sight construction projects and disposal procedures have passed the final inspection with the Dalian Municipal Administration of Environmental Protection.  The annual costs associated with the Company’s compliance with environmental regulations are divided in two sections: i) the operating fees associated with the operation of Company’s waste water bio-disposal unit which is used to dispose of waste water produced through the Company’s manufacturing process; annually, these fees are approximately $118,964; and ii) the operating fees associated with the disposal of solid waste products created through the Company’s manufacturing processes the disposal of all of the Company’s solid waste products are outsourced and sent to a qualified solid waste management company.  The annual fees associated with this area of waste disposal are approximately $6,609.

Employees

As of July 31, 2008 we had a total of 362 employees. The following table sets forth the number of our employees categorized by function as of July 31, 2008:

Function	As of July 2008
Manufacturing and services	264
Research and development	21
General and administration	35
Marketing and sales	11
Quality	31
Total	362

In addition to our full-time employees, from time to time, we also employ independent contractors to support our marketing and sales and clinical support and research. We plan to hire additional employees for marketing and sales, customer service and manufacturing and assembly as we grow our business. None of our employees are represented by a labor union.

In accordance with applicable regulations in the PRC, we participate in a pension contribution plan, a medical insurance plan, maternity insurance plan, an unemployment insurance plan and a personal injury insurance plan for our employees, contributing an amount equal to 19.0%, 8.0%, 0.5%, 2.0% and 1.0% of our employees’ aggregate base salaries respectively. Pursuant to the applicable PRC regulations, we contributed $91,152 and $151,805 (RMB 757,614 and RMB 1,148,450 at the exchange rate of 8.3117 and 7.5653), for the fiscal years ended 2006, and 2007, respectively.

Also, in accordance with PRC regulations, we contributed approximately $42,334 (RMB 320,271 at the exchange rate of 7.5653), an amount equal to 18% of our employees’ aggregate base salaries towards a housing fund since April for the fiscal year ended December 31, 2007.

Reports to Security Holders

We are required to file reports with the SEC under section 13(a) of the Securities Act.  The reports will be filed electronically.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC Internet site is http://www.sec.gov.

Risk Factors

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Business

The PRC Government may change its policies and rules regulating the pharmaceutical industry.

In an effort to meet the challenges of globalization and further improve the standards of quality and safety, while also reducing the retail pricing of manufactured drugs, the Chinese government may update or enhance its current policies and regulations governing drug manufacturing.  If the existing policies and regulations are changed, or heightened requirements are established, our business could be adversely affected.  Such changes could result in reduced profits and profit margins, more time spent on professional training, and the potential suspension of the marketing of our products while we attempt to adopt new innovative technologies to meet heightened quality standards.

New and more advanced technologies may be developed which replace the current manufacturing methods that we used to produce our products.

Although the techniques and technology we currently utilize for the manufacturing and production of our vaccines are established and relatively mature, there is the possibility that new and more advanced techniques will be established which enhance both the safety and quality of the products that we manufacture.  In the event that such advances in technology occur, this could result in the delay of the debut of our new Product Candidates due to our efforts to comply with new technological standards. Additionally, if others develop improved processes relating to the manufacture and development of the products that we produce, such development could directly affect our ability to compete in the marketplace, and could also result in enhanced production costs thereby affecting our profitability.  Additionally, the development of new processes by others could lead to delays in the manufacture of our current products.

We may face heightened competition from new entrants into the pharmaceutical industry in China in our efforts to develop and manufacture novel and new vaccines.

The PRC government has established difficult threshold levels for start-up pharmaceutical enterprises in China.  To date, the majority of vaccine production and sales within China has been controlled and dominated by domestic producers of vaccines due to their respective competitive edge in both price and familiarization with the Chinese market.  In an effort to compete with national drug producers, multinational pharmaceutical companies may attempt to enter the Chinese market and establish a commercial advantage by focusing their sales on more novel and unique vaccines with higher price points, for example vaccines relating to HIV or HPV.  If this occurs, this could have an adverse effect on our efforts to develop new and novel vaccine based therapeutics and prophylactics for sale and distribution within China.  Additionally, if multinational drug companies, or other new competitors, attempt to market and distribute products similar to those that we sell our market share could decline and we could experience a reduction in our profitability.

People may sustain adverse reactions, or even die, from the drugs that we produce.

According to the requirements established by the SFDA, the Company and its main distributors must collect feedback and information relating to any adverse effects sustained by individuals who have used the Company’s products.  The Company is responsible for interpreting the related side effects that its products have on its users and must report its findings to the municipal administration each month.  In the event that an individual sustains an adverse reaction or dies, and there is finding by the municipal administration which indicates that our vaccine led to the severe adverse reaction or death, the Company must provide compensation in an amount less than RMB 200,000 to the families of the afflicted individual.

We May Not Be Able to maintain our Good Manufacturing Practices (GMP) Certificate.

The most important regulation for pharmaceutical producers within the PRC is the GMP Certificate.  In order for a company to manufacture and distribute vaccines and pharmaceutical products within the PRC, the company must obtain and maintain a GMP Certificate.  The GMP Certificate is a system designed to ensure products are consistently produced and controlled according to quality standards.  It is designed to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing the final product.  The GMP Certification process focuses on a company’s overall manufacturing procedures and is designed to ensure that a company’s production and quality control strictly comply with the registered standards.  To obtain a GMP Certificate, a company must submit an application to the Center of Drug GMP Evaluation with the SFDA.  The SFDA will then audit all of the company’s documents and conduct an on-site inspection of a company’s facilities.  If a company passes the foregoing inspections, the SFDA will issue a GMP Certificate.  Once issued, a GMP Certificate is valid for a period of 5 years from the issue date.  To renew a GMP Certificate, a company must apply for renewal with the SFDA 6 months prior to the GMP Certificate’s expiration. Upon application for renewal, the SFDA will conduct an audit of the company’s documents, as well as an inspection of the company’s facilities before re-issuing the GMP Certificate. JGAD’s current GMP Certificates are valid until 2009, 2011, and 2012, respectively; the certificate numbers are F2937, H3997 and H4121, at which point, JGAD will need to apply for renewal of its GMP Certificates.  There is no guarantee that we will be able to maintain the status required to have our Certificates of GMP reissued.  Failure to maintain the Certificate of GMP would adversely affect the Company’s revenues and results of operations.

The Profitability of Our Products Depends in Part on Our Ability to Protect Proprietary Rights and Operate Without Infringing the Proprietary Rights of Others

The profitability of our products depends in part on our ability to obtain and maintain patents and licenses and preserve trade secrets.  We must also operate without infringing the proprietary rights of third parties and without third parties circumventing our rights.  The patent positions of pharmaceutical enterprises, including ours, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.

Other companies may independently develop similar products and design around any patented products we develop.  We cannot assure you that:

•   any of our patent applications will result in the issuance of patents;

•   we will develop additional patentable products;

•   the patents we have been issued will provide us with any competitive advantages;

•   the patents of others will not impede our ability to do business; or

•   third parties will not be able to circumvent our patents.

A number of pharmaceutical, research and academic companies and institutions have developed technologies, filed patent applications or received patents on technologies that may relate to our business. If these technologies, applications or patents conflict with ours, the scope of our current or future patents could be limited or our patent applications could be denied.  Our business may be adversely affected if competitors independently develop competing technologies, especially if we do not obtain, or obtain only narrow, patent protection. If patents that cover our activities are issued to other companies, we may not be able to obtain licenses at a reasonable cost, or at all; develop our technology; or introduce, manufacture or sell the products we have planned.

Patent litigation is becoming widespread in the pharmaceutical industry.  Such litigation may affect our efforts to form collaborations, to conduct research or development, to conduct clinical testing or to manufacture or market any products under development.  There are no assurances that our patents would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe our patents in the event of patent litigation.  Our business could be materially affected by an adverse outcome to such litigation.

Much of our know-how and technology may not be patentable, though it may constitute trade secrets.  There are no assurances that we will be able to meaningfully protect our trade secrets.  We cannot assure you that any of our existing confidentiality agreements with employees, consultants, advisors or collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Collaborators, advisors or consultants may dispute the ownership of proprietary rights to our technology, for example by asserting that they developed the technology independently.

We May Encounter Difficulties in Manufacturing our Products.

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including GMP, production and quality control regulations. If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to conduct clinical trials, obtain regulatory approval or meet demand for our products.  Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources. If we are unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

We Could Need More Clinical Trials or Take More Time to Complete Our Clinical Trials Than We Have Planned.

Clinical trials vary in design by factors including dosage, end points, length, and controls.  We may need to conduct a series of trials to demonstrate the safety and efficacy of our products.  The results of these trials may not demonstrate safety or efficacy sufficiently for regulatory authorities to approve our products.  Further, the actual schedules for our clinical trials could vary dramatically from the forecasted schedules due to factors including changes in trial design, conflicts with the schedules of participating clinicians and clinical institutions, and changes affecting product supplies for clinical trials.

We May Not Be Able to Obtain the Regulatory Approvals or Clearances That Are Necessary to Commercialize Our Products

The PRC and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of pharmaceutical products.  Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured.  Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products.  Addressing these criteria requires considerable data collection, verification and analysis. We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of whom are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization.  These steps and the process of obtaining required approvals and clearances can be costly and time-consuming.  If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:

•	The commercialization of our products could be adversely affected;
•	Any competitive advantages of the products could be diminished; and
•	Revenues or collaborative milestones from the products could be reduced or delayed.

Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate. Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market.

Changes in expected demand for our pharmaceutical products may adversely affect the Company’s ability to market its products.

Unexpected changes to the Chinese economy or the introduction of a new or different product that is found to be superior in quality or more innovative than the Company’s current products would adversely affect the Company’s revenues and results of operations.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management.  In particular, our success depends on the continued efforts of Mr. Quanfeng Wang, our Chief Executive Officer.  Mr. Quanfeng Wang has been instrumental in developing our business model and is crucial for our business development. There can be no assurance that Mr. Quanfeng Wang will continue in his present capacities for any particular period of time.  The loss of the services of Mr. Quanfeng Wang could materially and adversely affect our business development.  This could force us to curtail or cease our business operations.

We depend on attracting and retaining qualified research scientists, the failure of which could result in a material decline in our revenues.

We are a manufacturer of highly specialized pharmaceutical products.  Our revenues and future growth depend on our ability to attract and retain qualified research scientists.  We may face difficulties in recruiting and retaining sufficient numbers of research scientists because the market may not have enough personnel of such kind.  In addition, we compete with other companies for qualified employees.  If we are unable to retain such employees, we could face a material decline in our revenue.

The Company’s reliance upon third party suppliers of raw materials may hinder its ability to be profitable.

In addition to being dependent upon the availability and price of raw materials, the Company will be dependent on relationships with the third party suppliers of these raw materials.  Although, the Company currently has been able to satisfy its supply requirements through local Chinese companies, there is no guarantee that these favorable conditions will remain intact.  The Company’s suppliers may not be able to continue to meet the Company’s needs.  Also, if the Company is unable to obtain adequate quantities of raw materials at economically viable prices, the Company could lose its current competitive pricing in the industry.  This could result in lost sales to competitors.  The Company’s business could become unprofitable and investors may lose their entire investment in the Company.

As the Company expands its international operations, it will be exposed to additional new business risks.

The Company intends to develop its international operations.  This expansion will require additional resources and management attention and will subject the Company to new regulatory, economic and political risks.  Given the Company’s limited experience in international markets, it cannot be sure that its international expansion will be successful.  In addition, the Company will face new risks in doing business internationally.  These risks could reduce demand for its products and services, lower the prices at which it can sell its products and services, or otherwise have an adverse effect on its operating results. Among the risks the Company believes most likely to affect it are:

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Longer payment cycles and problems in collecting accounts receivable;

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Adverse changes in trade and tax regulations;

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The absence or significant lack of legal protection for intellectual property rights;

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Political and economic instability; and

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Currency risks.

Risks Relating to Share Exchange

Following the Share Exchange, the Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

A single entity, Wordwise Group Limited, a British Virgin Islands corporation, owns in the aggregate, approximately 70.65% of the Company’s outstanding common stock.  The interests of Wordwise Group Limited may differ from the interests of other stockholders.  As a result, Wordwise Group Limited will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

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Electing or defeating the election of directors;

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Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

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Effecting or preventing a merger, sale of assets or other corporate transaction; and

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Controlling the outcome of any other matter submitted to the stockholders for vote.

Wordwise Group Limited’s stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Because JGAD became public by means of a “reverse merger” transaction, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with JGAD’s becoming public through a reverse merger transaction. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Risks Relating to Our Common Stock

Resale of our Shares may be difficult because there is not an active trading market for our Shares, and it is possible that no market will develop.  This may reduce or limit the potential value of our shares.

Our common stock is approved for trading on the National Association of Securities Dealers Electronic Bulletin Board under the symbol "CHHB." However, limited trading activity has occurred during the past two years and there is no current trading market.  As a result, very limited historical price information is available.  We cannot guarantee that a trading market for our common stock will develop, or if developed, will be maintained.  Efforts by current shareholders to complete re-sales of "restricted securities" pursuant to Rule 144 of the Securities and Exchange Commission may make it difficult for a trading market to develop, or if a trading market does develop, may substantially reduce the market price of our common stock.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

Additions or departures of key personnel;

•

Sales of the common stock;

•

The Company’s ability to execute its business plans;

•

Operating results that fall below expectations;

•

Industry developments;

•

Economic and other external factors; and

•

Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Risks Relating to Doing Business in the PRC

All of our assets are located in the PRC and all of our revenues are derived from our operations in the PRC.  Accordingly, our business, financial condition, results of operations, and prospects are subject, to a significant extent, to economic, political and legal developments in the PRC.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in the PRC, our liquidity and access to capital, and our ability to operate our business.

Our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth, growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources.  The PRC economy has been transitioning from a planned economy to a more market-oriented economy.  Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government.  In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Since late 2003, the PRC government has implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of the PRC’s economy.  These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which decided legal cases have little precedential value.  In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general.  The overall effect of legislation has been significantly enhanced protections afforded to various forms of foreign investment in the PRC.  However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties.  For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.  However, because PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation.  Also, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.  These uncertainties could limit the legal protections available to us.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States.  In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Company Overview

The Registrant was incorporated in the state of Utah as Thrust Resources, Inc. on July 16, 1981.  On April 22, 2005, pursuant to a merger the Registrant changed its domicile to Nevada.  On February 11, 2008, the Registrant changed its name to China Bio-Immunity Corporation.  On August 6, 2008, pursuant to the terms of the Exchange Agreement discussed in item 2.01 above, the Registrant acquired Lawford, and its wholly-owned subsidiaries, JINA and JGAD.  This transaction was accounted for as a “reverse merger” with Lawford deemed to be the accounting acquirer and the Registrant as the legal acquirer.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Lawford’s operating subsidiary, JGAD and will be recorded at the historical cost basis of JGAD.  After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of both the Registrant and JGAD, the historical operations of JGAD and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange.

Lawford was incorporated on January 15, 2008 under the laws of the British Virgin Islands as a holding company, for the purposes of owning 100% of the capital stock of JINA.  JINA was incorporated on October 15, 2007 under the laws of Hong Kong for the purpose of owing 100% of the capital stock of JGAD, a Chinese corporation incorporated on March 26, 2002 under the laws of the PRC.  Following the approval by the relevant governmental authorities in the PRC, JINA acquired a 100% ownership interest in JGAD.  As a result of the transaction, JGAD became a wholly-owned subsidiary of JINA, which in turn is a wholly-owned subsidiary of Lawford. JGAD engages in the development, manufacturing, and distribution of pharmaceutical products. Through the closing of the Share Exchange, the Registrant succeeded to the business of JGAD as its sole line of business.

JGAD is located at the Bio-Pharmaceutical Park of The Double-D Port of the Dalian Development Zone in Dalian, China. JGAD is a leading, fully integrated biotechnology company focused on researching, developing, manufacturing and marketing biopharmaceutical products primarily within the PRC.  JGAD’s human vaccine products and product candidates are designed to address large markets with significant unmet medical needs, primarily in the areas of rabies and mumps, as well as other infectious diseases.  JGAD’s current principal products which it markets and sells throughout the PRC are a rabies vaccine and a mumps vaccine.

The Company’s goal is to become the leader in research, development, manufacture and commercialization of vaccine-based therapeutics and prophylactics in China and to continue to advance its drugs to international markets. We believe we are well positioned to compete in the fast-developing Chinese vaccine-based market with our strong Dalian JGAD brand, diverse product portfolio, proven R&D capabilities, established sales and marketing network and favorable cost structure.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

Revenue Recognition

Revenues represent the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred,

•	The seller’s price to the buyer is fixed or determinable, and

•	Collectibility is reasonably assured.

Shipping and Handling Expenses

All shipping and handling are expensed as incurred and outbound freight is not billed to customers.

Research and Development

Research and development costs are expensed as incurred. Engineers and technical staff are involved in the production of our products as well as on-going research. For the fiscal years ended December 31, 2007 and 2006, JGAD did not segregate the portion of the salaries relating to research and development from the portion relating to production. The total salaries are included in cost of goods sold. From January 1, 2008 onwards, engineers and technical staff are significantly involved in on-going research. JGAD segregated the portion of the salaries relating to research and development from the portion relating to production, the related salaries were recorded in research and development in general and administrative expenses.

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities in the PRC are charged to expense as incurred. The retirement benefits expenses are included in general and administrative expenses.

Deferred Revenue

Deferred revenue is recognized when grants are received or collectible from the PRC Government to JGAD for assisting its technical research and development.  The amount is recognized as revenue when JGAD incurred the relevant research and development expenses.

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of JGAD is the Renminbi (RMB). Capital accounts of the financial statements are translated into United States dollars (USD) from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

	March 31, 2008	March 31, 2007
Period end RMB : US$ exchange rate	7.0790	7.7342
Average quarterly RMB : US$ exchange rate	7.1779	7.7580

	December 31, 2007	December 31, 2006
Year end RMB : US$ exchange rate	7.3046	7.8087
Average yearly RMB : US$ exchange rate	7.5653	8.3117

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Income Taxes

JGAD accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. JGAD adopted FASB Interpretation (“FIN”) No. 48 January 1, 2007.

Fair Value of Financial Instruments

JGAD’s financial instruments include cash and cash equivalents, accounts receivables, other receivables, prepayments, due from related companies, accounts payable, other payables and accrued expenses, customer deposits, taxes payable, short-term bank loan, deferred revenue, due to related companies. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

Cash and Cash Equivalents

JGAD considers all highly liquid investments purchased with original maturities of three months period or less to be cash equivalents. JGAD maintains no bank accounts in the United States of America.

Inventories

Inventories consisting of raw materials, packing materials, work-in-progress and finished goods are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

Construction In Progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

Land Use Right

According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use right granted by the Chinese government. Land use right is being amortized using the straight-line method over the lease term of 50 years.

Technology

Technology represents the VERO technology used in the production of rabies vaccines for the cultivation of rabies virus using vero cells. The value of the technology is amortized over their estimated useful life of 10 years.

Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	50 years
Machinery and equipment	10 years
Motor vehicles	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

Impairment of Long-Term Assets

Long-term assets of JGAD are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards (“SFAS”) No. 144. JGAD considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  JGAD also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Restricted Retained Earnings

In the three months period ended March 31, 2008, and the fiscal years ended December 31, 2007 and December 31, 2006, JGAD transferred 10% of its PRC profit after taxation to the restricted retained earnings. Subject to certain restrictions set out in the PRC Companies Law, the restricted retained earnings may be distributed to shareholders in the form of share bonus issues and/or cash dividends.

Comprehensive Income

Comprehensive income was defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that were required to be recognized under current accounting standards as components of comprehensive income were required to be reported in a financial statement that was presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain.

Economic and Political Risks

JGAD’s operations are conducted in the PRC. Accordingly, JGAD’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

JGAD’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. JGAD’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Segments

JGAD operates in one business segment, the development, production and distribution of vaccines in the PRC.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standard Board ("FASB") issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value was used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 was effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. JGAD is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 would have on its results of operations, financial position, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree and recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141(R) also sets forth the disclosures required to be made in the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, SFAS No. 141(R) will be applied by JGAD to business combinations occurring on or after January 1, 2009.

In February 2007, the FASB issued SFAS No. 159, The Fair Value for Financial Assets and Financial Liabilities. This Statement permits entities to choose to measure financial assets and liabilities, with certain exceptions, at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. JGAD has not determined the impact, if any, SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. This Statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any noncontrolling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the noncontrolling owners. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. JGAD has not determined the impact, if any, SFAS No. 160 will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. SFAS No. 161 is effective for fiscal periods beginning on or after November 15, 2008. JGAD is currently in the process of assessing the impact that SFAS No. 161 will have on the disclosures in its financial statements.

Results of Operation

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operation and financial condition for the three months period ended March 31, 2008 and the fiscal year ended December 31, 2007. The following discussion should be read in conjunction with the Financial Statements and related Notes appearing elsewhere in this Form.

Our financial statements are stated in US Dollars and are prepared in accordance with generally accepted accounting principals of the United States (“GAAP”).

Results of Operation for JGAD for the Three Months Period Ended March 31, 2008 Compared to the Three Months Period Ended March 31, 2007.

Revenues

During the three months period ended March 31, 2008, JGAD had operating revenues in the amount of $6,296,874 as compared to operating revenues of $1,036,551 during the three months period ended March 31, 2007, an increase of $5,260,323 or approximately 507%.  The increase in operating revenues from March 31, 2007 to March 31, 2008 was attributable to three primary factors:

i)

Certificate For Batch Release - In the end of 2006, the SFDA implemented a program entitled the Certificate for Batch Release of pharmaceutical products.  This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality.  As a result of this new regulation, during the period ended March 31, 2008, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release.  On the contrary, each batch of vaccine manufactured by JGAD successfully passed the relevant quality inspection.  As a result our products were highly sought after in the market place resulting in a significant increase in our sales volume, and thus contributing to an increase in our annual revenue;

ii)

Sales volume of Vaccines - From March 31, 2007 to March 31, 2008, the average price of our vaccines decreased by approximately $0.79 per dose (from $2.06 to $1.27), a decrease of approximately 38%.  However, the total sales volume as measured in doses increased by approximately 891% (4,472,957 doses from 502,200 to 4,975,157) from March 31, 2007 to March 31, 2008. During the period ended March 31, 2008, JGAD’s total sales were approximately 4.98 million doses of vaccine, of which 3.07 million doses were our Rabies Vaccine and 1.91 million doses were our Mumps Vaccine, as compared to March 31, 2007 in which JGAD’s total sales were 0.5 million doses, all of which were our

Rabies Vaccine. The sales volume increase contributed to an overall decrease in our average price of vaccines.

iii)

Sales Network - JGAD’s sales network throughout the country successfully marketed JGAD’s products to our customers.  The marketing efforts of our sales network contributed to an increase in our annual revenue.

During the period ended March 31, 2008, of the, $6.3 million in operating revenue generated by JGAD, approximately $5.5 million was attributable to revenue generated by sales of our Rabies Vaccine and approximately $0.8 million was attributable to sales generated by our Mumps Vaccine. During the period ended March 31, 2007, all of the $1 million in operating revenue generated by JGAD was attributable to sales of JGAD’s Rabies Vaccine.

The following chart illustrates the amount, percentages and changes in our revenue generated by sales of our Rabies Vaccine and Mumps Vaccine for the three months period ended March 31, 2008, as compared to the three months period ended March 31, 2007:

	Three Months Period Ended March 31, 2008		Three Months Period Ended March 31, 2007
	Revenue	% of Revenue	Revenue	% of Revenue
Revenue Generated by Sales of Rabies Vaccine	$ 5,475,819	86.96%	$ 1,036,551	100%
Revenue Generated by Sales of Mumps Vaccine	$ 821,055	13.04%	$0.00	0.0%
Total Revenue	$ 6,296,874	100%	$1,036,551	100%

Costs of Revenue

The cost of revenue for JGAD for the three months period ended March 31, 2008 was $2,275,917 as compared to $172,287 for the three months period ended March 31, 2007, an increase of $2,103,630, or approximately 1,221%.  This significant increase in the cost of revenue from March 31, 2007 to March 31, 2008 was attributable to three primary factors:

i)

Increase in Production Output – During the period ended March 31, 2008, JGAD’s total production output was approximately 4.98 million doses of vaccine, of which 3.08 million doses were our Rabies Vaccine and 1.91 million doses were our Mumps Vaccine, as compared to March 31, 2007 in which JGAD’s total production output was 0.5 million doses, all of which was our Rabies Vaccine, an increase from March 31, 2007 to March 31, 2008 of approximately 2.58 million doses, or approximately 516%.  As a result of significant increase in our production output, the related costs associated with the production of our products, including the purchase of raw materials, packaging materials, energy and water, maintenance, as well as depreciation of fixed assets, all increased simultaneously.

ii)

Increased Labor Costs - The number of JGAD’s employees increased from 251 in March 31, 2007 to 362 in March 31, 2008, resulting in a significant increase in labor costs.  The total of cost of labor, including salaries, insurance, and benefits, was $ 0.35 million for the period ended March 31, 2008, as compared to $0.19 million for the period ended March 31, 2007, an increase of approximately $0.16 million, or approximately 46%. The increased labor costs that JGAD experienced were attributable to our increased production output and costs incurred through the education of our new staff to instruct them on the production of our products. The increased labor costs experienced by JGAD contributed to the increase in our cost of revenue from 2007 to 2008;

iii)

Increase in price of raw materials and package material – In 2008, the price of major raw materials increased; this in turn contributed to an increase in our cost of revenue.

Gross Profit

During the three months period ended March 31, 2008, JGAD had gross profit of $4,020,957; of this, $3,865,124 was attributable to gross profit generated by sales of our Rabies Vaccine, and $155,833 was attributable to gross profit generated by our Mumps Vaccine.  During the three months period ended March 31, 2007, JGAD had gross profit of $864,264, all of which was attributable to net income generated by sales of our Rabies Vaccine.  From March 31, 2007 to March 31, 2008 JGAD’s gross profit increased by $3,156,693, or approximately 365%.  The increase in gross profit is attributable to the following factors, both of which have been discussed above:

i)

Certificate of Batch Release - In the end of 2006, the SFDA implemented a program entitled the Certificate for Batch Release for pharmaceutical products.  This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality.  As a result of the new regulation, as of the period ended March 31, 2008, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release.  On the contrary, each batch vaccine manufacture by JGAD successfully passed the relevant quality inspection.  As a result our products were highly sought after in the market place resulting in an increase in the volume of sales and thus our gross profit; and

ii)

Sales volume of Vaccines - From March 31, 2007 to March 31, 2008, the average price of our vaccines decreased by approximately $0.79 per dose from $2.06 to $1.27, a decrease of approximately 38%.  However, the total sales volume as measured in doses increased by approximately 891% or 4,472,957 doses from 502,200 to 4,975,157, from March 31, 2007 to March 31, 2008. During the period ended March 31, 2008, JGAD’s total sales were approximately 4.98 million doses of vaccine, of which 3.07 million doses were our Rabies Vaccine and 1.91 million doses were our Mumps Vaccine, as compared to March 31, 2007 in which JGAD’s total sales were 0.5 million doses, all of which were our Rabies Vaccine. The sales volume increase contributed to an overall decrease in our average price of vaccines.

The following chart illustrates the amount, percentages and changes in our gross profit generated by sales of our Rabies Vaccine and Mumps Vaccine for the three months period ended March 31, 2008, as compared to the three months period ended March 31, 2007:

	Three Months Period Ended March 31, 2008		Three Months Period Ended March 31, 2007
	Gross Profit	% of Gross Profit	Gross Profit	% of Gross Profit
Gross Profit Generated by Sales of Rabies Vaccine	$ 3,865,124	96%	$864,264	100%
Gross Profit Generated by Sales of Mumps Vaccine	$ 155,833	4%	$ 0	0%
Gross Profit	$4,020,957	100%	$ 864,264	100%

Operating Expenses

During the three months period ended March 31, 2008, JGAD had operating expenses of $872,706, as compared to operating expenses of $454,291, for the three months period ended March 31 2007, an increase of $418,415, or approximately 92%.  The operating expenses for JGAD are divided into Selling Expenses and General and Administrative Expenses, both of which are discussed below:

Selling Expenses Selling expenses totaled $69,182 for the three months period ended March 31, 2008 as compared to $60,797 for the three months period ended March 31, 2007, an increase of $8,385, or 14%. This increase in selling expenses is primarily attributable to the following factor:

i)

Air Transportation - The implementation of additional regulations in the pharmaceutical industry in the PRC has not only improved the standards of quality of vaccines within the PRC, but it has also enhanced requirements and standards with each step of the production process, including transportation and storage.  In 2008, in order to ensure the effective and efficient delivery of its products JGAD began transporting its vaccine products by airplane instead of the more conventional method of delivery by train.  This modification to JGAD’s transportation of its products lead to an increase in selling expenses;

General and Administrative Expenses  General and administrative expenses totaled $803,524 for the three months period ended March 31, 2008, as compared to $393,494 for the three months period ended March 31, 2007, an increase of $410,030, or approximately 104%. The increase in general and administrative expenses was attributable to increased expenditures in the following areas:

i)

Business Travel - In an effort to consolidate and improve its management, as well as its employees’ training, beginning in late 2007, JGAD began sending its key staff to take part in tech-exchanges, special skills training, and academic activities both domestically and internationally.  Additionally, JGAD has had several foreign experts travel to JGAD for consultation and on-site guidance.

ii)

Office Expenditures - In order to update its training system and motivating system covering all of its employees, beginning late 2007, JGAD began spending money to increase its supply of professional study materials, including GMP related brochures, as well as academic magazines and books.  Additionally, JGAD made acquisitions to improve the quality of its IT facilities in the sectors of accounting, automatic monitoring and internal linking of computers.

Net Income

During the three months period ended March 31, 2008, JGAD had net income in the amount of $2,187,567. During the three months period ended March 31, 2007, JGAD had net income of $206,407.  The increase in net income from March 31, 2007 to March 31, 2008 was approximately 1,981,160, or 960%.  The increase in net income was attributable to the increased revenue experienced by JGAD as discussed above.

Results of Operation for JGAD for the Fiscal Year Ended December 31, 2007 Compared to the Fiscal Year Ended December 31, 2006.

Revenues

During the fiscal year ended December 31, 2007, JGAD had operating revenues in the amount of $24,869,322 as compared to operating revenues of $7,043,854 during the fiscal year ended December 31, 2006, an increase of $17,825,468, or approximately 253%.  The increase in operating revenues from 2006 to 2007 was attributable to three primary factors:

i)

Certificate For Batch Release - In the end of 2006, the SFDA implemented a program entitled the Certificate for Batch Release of pharmaceutical products.  This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality.  As a result of this new regulation, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release.  On the contrary, each batch of vaccine manufactured by JGAD successfully passed the relevant quality inspection.  As a result our products were highly sought after in the market place resulting in a significant increase in our sales volume, and thus contributing to an increase in our annual revenue;

ii)

Price of Vaccines - the price of our vaccines increased by approximately 41% from 2006 to 2007.  The price increase contributed to an increase in our annual revenue; and

iii)

Sales Network - JGAD’s sales network throughout the country successfully marketed JGAD’s products to our customers.  The marketing efforts of our sales network contributed to an increase in our annual revenue.

During the fiscal year ended December 31, 2007, of the $24.9 million in operating revenue generated by JGAD, approximately $23.4 million was attributable to revenue generated by sales of our Rabies Vaccine and approximately $1.5 million was attributable to sales generated by our Mumps Vaccine.  During the fiscal year ended December 31, 2006, all of the $7 million in operating revenue generated by JGAD was attributable to sales of JGAD’s Rabies Vaccine.

The following chart illustrates the amount, percentages and changes in our revenue generated by sales of our Rabies Vaccine and Mumps Vaccine for the fiscal year ended December 31, 2007, as compared to the fiscal year ended December 31, 2006:

	Year Ended December 31, 2007		Year Ended December 31, 2006
	Revenue	% of Revenue	Revenue	% of Revenue
Revenue Generated by Sales of Rabies Vaccine	$ 23,344,618	93.9%	$ 7,043,854	100%
Revenue Generated by Sales of Mumps Vaccine	$ 1,524,704	6.1%	$0	0%
Total Revenue	$ 24,869,322	100%	$ 7,043,854	100%

Costs of Revenue

The cost of revenue for JGAD for the fiscal year ended December 31, 2007 was $4,856,940 as compared to $1,300,716 for the fiscal year ended December 31, 2006, an increase of $3,556,224, or approximately 273%.  This significant increase in the cost of revenue from 2006 to 2007 was attributable to three primary factors:

i)

Increased Labor Costs - The number of JGAD’s employees increased from 211 in 2006 to 278 in 2007, resulting in a significant increase in labor costs.  The total of cost of labor, including salaries, insurance, and benefits, was $812,467 in 2007, as compared to $478,211 in 2006, an increase of approximately $334,256, or approximately 70%.  The increased labor costs experienced by JGAD contributed to the increase in our cost of revenue from 2006 to 2007;

ii)

Increase in Production Output - In 2007, JGAD’s total production output was approximately 15.7 million doses of vaccine, of which 12.3 million doses were our Rabies Vaccine and 3.4 million doses were our Mumps Vaccine, as compared to 2006 in which JGAD’s total production output was 5.7 million doses, all of which was our Rabies Vaccine, an increase from 2006 to 2007 of approximately 10 million doses, or approximately 175%.  As a result of significant increase in our production output, the related costs associated with the production of our products, including the purchase of raw materials, packaging materials, energy and water, maintenance, as well as depreciation of fixed assets, all increased simultaneously.  As illustrated by the foregoing discussion, our increased production output in 2007 contributed to an increase in our cost of revenue.

iii)

Increase in price of raw materials and package material – In 2007, the price of major raw materials increased; this in turn contributed to an increase in our cost of revenue.

Gross Profit

During the fiscal year ended December 31, 2007, JGAD had gross profit of $20,012,382; of this, $19.0 million was attributable to gross profit generated by sales of our Rabies Vaccine, and $1.0 million was attributable to gross profit generated by our Mumps Vaccine.  During the fiscal year ended December 31, 2006 JGAD had gross profit of $5,743,138; all of which was attributable to net income generated by sales of our Rabies Vaccine.  The increase in gross profit from 2006 to 2007 was approximately 248% or $14,269,244. The increase in gross profit is attributable to the following factors, both of which have been discussed above:

i)

Certificate of Batch Release - In the end of 2006, the SFDA implemented a program entitled the Certificate for Batch Release for pharmaceutical products.  This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality.  As a result of the new regulation, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release.  On the contrary, each batch vaccine manufacture by JGAD successfully passed the relevant quality inspection.  As a result, our products were highly sought after in the market place resulting in an increase in our sales volume and thus our gross profit; and

ii)

Price of Vaccines - the price of our vaccines increased by approximately 41% from 2006 to 2007.  This increase in price lead to an increase in our gross profit.

The following chart illustrates the amount, percentages and changes in our gross profit generated by sales of our Rabies Vaccine and Mumps Vaccine for the fiscal year ended December 31, 2007, as compared to the fiscal year ended December 31, 2006:

	Year Ended December 31, 2007		Year Ended December 31, 2006
	Gross Profit	% of Gross Profit	Gross Profit	% of Gross Profit
Gross Profit Generated by Sales of Rabies Vaccine	$18,988,430	94.9%	$5,743,138	100%
Gross Profit Generated by Sales of Mumps Vaccine	$1,023,952	5.1%	$0.00	0.0%
Gross Profit	$ 20,012,382	100%	$ 5,743,138	100%

Operating Expenses

During the fiscal year ended December 31, 2007, JGAD had operating expenses of $3,558,185, as compared to operating expenses of $1,665,519, an increase of $1,892,666, or approximately 114%.  The operating expenses for JGAD are divided into Selling Expenses and General and Administrative Expenses, both of which are discussed below:

Selling Expenses Selling expenses totaled $344,137 for the fiscal year ended December 31, 2007 as compared to $161,532 for the fiscal year ended December 31, 2006, an increase of $182,605, or 113%. This increase in selling expenses is primarily attributable to two factors:

i)

Air Transportation - The implementation of additional regulations in the pharmaceutical industry in the PRC has not only improved the standards of quality of vaccines within the PRC, but it has also enhanced requirements and standards with each step of the production process, including transportation and storage. In 2007, in order to ensure the effective and efficient delivery of its products JGAD began transporting its vaccine products by airplane instead of the more conventional method of delivery by train.  This modification to JGAD’s transportation of its products lead to an increase in selling expenses; and

ii)

Cooling Systems – In order to ensure the storage of its products in an environment of 2 to 8 degrees centigrade, in 2007 JGAD updated the air-conditioning systems in the vehicles that JGAD uses to transport its products from its factory to the airport and from the airport to its customers.  The modifications to the cooling systems in its delivery vehicles contributed to the increase that JGAD experienced in selling expenses from 2006 to 2007.

General and Administrative Expenses  General and administrative expenses totaled $3,214,048 for the fiscal year ended December 31, 2007, as compared to $1,503,987 for the fiscal year ended December 31, 2006, an increase of $1,710,061, or approximately 114%.  The increase in general and administrative expenses was attributable to increased expenditures in the following areas:

i)

Business Travel - In an effort to consolidate and improve its management, as well as its employees’ training, beginning in 2007, JGAD began sending its key staff to take part in tech-exchanges, special skills training, and academic activities both domestically and internationally.  Additionally, JGAD has had several foreign experts travel to JGAD for consultation and on-site guidance.

ii)

Office Expenditures - In order to update its training system and motivating system covering all of its employees, beginning 2007, JGAD began spending money to increase its supply of professional study materials, including GMP related brochures, as well as academic magazines and books. Additionally, JGAD made acquisitions to improve the quality of its IT facilities in the sectors of accounting, automatic monitoring and internal linking of computers.

iii)

Expenditures for Business Conference – In 2007, in an effort to promote its business, JGAD hosted two national marketing conferences on human vaccines at its facility in Dalian, China.

Net Income

During the fiscal year ended December 31, 2007, JGAD had net income in the amount of $14.0 million. During the fiscal year ended December 31, 2006, JGAD had net income of $3.7 million. The increase in net income from 2006 to 2007 was 278%.  The increase in net income was attributable to the increased revenue experienced by JGAD as discussed above.

Liquidity and Capital Resources

JGAD anticipates that the existing cash and cash equivalents on hand, together with the net cash flows generated from its business activities will be sufficient to meet the working capital requirements for the on-going projects and to sustain the business operations for the next twelve months.

Total Current Assets & Total Assets

As of March 31, 2008, our unaudited balance sheet reflects that we have: i) total current assets of $19,753,410, as compared to total current assets of $16,108,222 at December 31, 2007, an increase of $3,645,188, or 23%; and ii) total assets of $34,532,989 as of March 31, 2008 compared to total assets of $29,515,928 as of December 31, 2007, an increase of $5,017,061, or approximately 17%.  The increases in JGAD’s total current assets and total assets from December 31, 2007 to March 31, 2008 was primarily attributable to changes in JGAD’s cash and cash equivalents, accounts receivable, and plant and equipment.

Cash and Cash Equivalents  As of March 31, 2008, our unaudited balance sheet reflects that we have cash and cash equivalents of $8,032,276, as compared to $6,837,792 at December 31, 2007, an increase of $1,194,484, or approximately 17%.  The increase in JGAD’s cash and cash equivalents from December 31, 2007 to March 31, 2008 was primarily attributable to the fact that sales and profit increased and cash accumulated.

Accounts Receivable As of March 31, 2008, our unaudited balance sheet reflects that we have accounts receivable of $6,001,050, as compared to accounts receivable of $3,659,399, at December 31, 2007, an increase of $2,341,651, approximately 64%.  The increase in JGAD’s accounts receivable from December 31, 2007 to March 31, 2008 was primarily attributable to increased sales

Plant and Equipment As of March 31, 2008, our unaudited balance sheet reflects that we have plant and equipment of $12,263,368, as compared to property and equipment of $10,958,371 at December 31, 2007, an increase of $1,304,997, or approximately 11.9%.  The increase in JGAD’s property and equipment from December 31, 2007 to March 31, 2008 was primarily attributable to acquisition of new equipment.

Total Current Liabilities

As of March 31, 2008, our unaudited balance sheet reflects that we have total current liabilities of $11,854,699, as compared to total current liabilities of $10,041,777 at December 31, 2007, an increase of $1,812,922, or approximately 18.1%.  The increase in JGAD’s total current liabilities from December 31, 2007 to March 31, 2008 was primarily attributable to changes in JGAD’s Short-Term Bank Loans.

Short Term Bank Loans As of March 31, 2008, our unaudited balance sheet reflects that we have short term bank loans of $7,123,522 (RMB 50,000,000), as compared to a short term bank loan of $5,749,801 (RMB 42,000,000) as of December 31, 2007.  The increase in our short term bank loans were attributable to another new short term bank loan of USD $1,373,721 (RMB 8,000,000).

Cash Flow for JGAD for March 31, 2008 as Compared to March 31, 2007

Operating Activities Net cash of $773,889 was provided by operating activities during the three months period ended March 31, 2008, compared to net cash used in operating activities of ($189,541) during the three months period ended March 31, 2007, representing an increase of $963,430.  The increase in net cash provided by our operating activities was primarily attributable to an increase in our net income.

Investing Activities During the three months period ended March 31, 2008, the net cash used in investing activities was $985,691, as compared to net cash used in investing activities of $134,827 for the three months period ended March 31, 2007, an increase of $850,864, or approximately 631%. The change in net cash used by investing activities was primarily attributable to purchase of plant and equipments.

Financing Activities During the three months period ended March 31, 2008, the net cash provided by financing activities was $1,107,775, as compared to net cash used provided by financing activities of $1,274,156 for the three months period ended March 31, 2007, a decrease of $166,381, or approximately 13.1%. The change in net cash provided by financing activities was primarily attributable to the change in proceed from short term loans and repayment of loan to related companies.

Cash Flow for JGAD for December 31, 2007 as Compared to December 31, 2006

Operating Activities Net cash of $13,268,603 was provided by operating activities during the fiscal year ended December 31, 2007, compared to net cash provided by operating activities of $2,566,150 during the fiscal year ended December 31, 2006, representing an increase of $10,702,453.  The increase in net cash provided by our operating activities was primarily attributable to an increase in our net income.

Investing Activities During the fiscal year ended December 31, 2007, the net cash used in investing activities was $1,614,703, as compared to net cash used in investing activities of $1,873,830 for the fiscal year ended December 31, 2006, an decrease of $259,127, or approximately 13.8%. The change in net cash used by investing activities was primarily attributable to purchase of plant and equipments.

Financing Activities During the fiscal year ended December 31, 2007, the net cash used in financing activities was $5,692,650, as compared to net cash used in financing activities of $1,790,838 for the fiscal year ended December 31, 2006, an increase of $3,901,812, or approximately 217.9%. The change in net cash used by financing activities was primarily attributable to the repayment of short term bank loan, the repayment of the long term loan to related company, and dividends paid.

Off Balance Sheet Arrangements

As of August 6th, 2008 JGAD does not have any off balance sheet arrangements.

PROPERTIES

JGAD’s manufacturing facilities are located in Dalian, China. JGAD owns seven buildings with an aggregate of approximately 22,000 square meters of office, research and development and manufacturing spaces, and cleanrooms.  Our facilities in Dalian consist of two separate manufacturing facilities capable of producing bulk products, including cell culture vaccine and manufacturing expressed vaccines, and formulating final products.  Our manufacturing facilities are equipped with state-of-art and top-line branded equipment, such as bioreactors, centrifuges, chromatography systems and lyophilizers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of August 6, 2008, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Wordwise Group Limited(1) Portcullis TrustNet Chambers, P O Box 3444, Road Town, Tortola British Virgin Islands	10,597,358	70.65%
Common	Earn System Investment Limited(2) Portcullis TrustNet Chambers, PO Box3444, Road Town, Tortola British Virgin Islands	1,473,542	8.82%

(1)

JIIC Trust owns 100% of the capital stock of Wordwise Limited Corp. Fidelitycorp Limited is the trustee of the JIIC Trust.  Mass Scale Enterprises Limited is the sole beneficiary of the JIIC Trust.  Mr. Yu Hong Feng owns 100% of the capital stock of Mass Scale Enterprises Limited.

(2)

Chipin Tuan owns 100% of the capital stock of Earn System Investment Limited and may be deemed to be the beneficial owner of the 1,473,542 shares of common stock owned by Earn System Investment Limited.  Additionally, Quanfeng Wang is the sole director of Earn System Investment Limited and may also be deemed to be the beneficial owner of the 1,473,542 shares of common stock owned by Earn System Investment Limited.

Security Ownership of Management

The following table sets forth, as of August 6, 2008, the ownership of each executive officer and director of the Registrant, and of all executive officers and directors of the Registrant as a group.  Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Quanfeng Wang (1) No. 36 Sheng Ming 2nd Rd DD Port Dalian, PRC 116620	4,122,881(2)	27.49%
Common	Zhaoen Kong (1) No. 36 Sheng Ming 2nd Rd DD Port Dalian, PRC 116620	0	0.0%
Common	Lixin Zhou (1) No. 36 Sheng Ming 2nd Rd DD Port Dalian, PRC 116620	0	0.0%
Common	Aiting Hou(1) No. 36 Sheng Ming 2nd Rd DD Port Dalian, PRC 116620	0	0.0%
Common	All Directors and executive officers (4 persons)	4,122,881	27.49%

(1)

The person listed is currently an officer, a director, or both, of the Company.

(2)

Includes the 2,649,339 shares of common stock issued to Quanfeng Wang pursuant to the Share Exchange and 1,473,542 shares of common stock owned by Earn System Investment Limited, of which Quanfeng Wang may be deemed to be the beneficial owner.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The respective positions and ages of the directors and executive officers of the Registrant and its subsidiary JGAD, as of August 6, 2008 are shown in the following tables.  Each director of the Registrant has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified.  Vacancies in the existing Board of Directors of the Registrant are filled by majority vote of the remaining Directors.  There are no agreements or understandings for any officer or director to resign at the request of another person, and no officer or director is acting on behalf of or will act at the direction of any other person.

China Bio-Immunity Corporation

Name	Age	Position Held and Tenure
Quanfeng Wang	50	Chief Executive Officer since December 2007 Director since August 6, 2008
Zhaoen Kong	64	Director since February 2008
Aiting Hou	30	Chief Financial Officer since August 6, 2008
Lixin Zhou	46	Chief Scientist since August 6, 2008
Chipin Tuan	35	Vice President of Business Development/Corporate Secretary since August 6, 2008

JGAD

Name	Age	Position Held and Tenure
Zhaoen Kong	64	Chairman of Board of Directors since 2002
Quanfeng Wang	50	Chief Executive Officer & Director since 2002
Chipin Tuan	35	Director since January 2008

Biographical Information

Mr. Quanfeng Wang. Mr. Quanfeng Wang is 50 years old.  He is the Chief Executive Officer and a director of the Registrant.  In addition to the work that Mr. Wang performs for the Registrant, since 2002, Mr. Wang has worked as the Chief Executive Officer of JGAD. As the Chief Executive Officer of JGAD Mr. Wang is responsible for strategic planning, management and execution of all aspects of the company’s operations.  Additionally, from November 2007 to the present, Mr. Wang has been the director of Earn System Investment Limited, a British Virgin Islands corporation that specializes in investment.  As a director of Earn System, Mr. Wang is responsible for strategic decision making on behalf of Earn System.  From 1996 to 2006, Mr. Wang worked as the general manager of Dalia Songliao Bio-Products Company which is located in the Dalian Development Zone and is in the business of vaccine manufacturing. From 1989 to 1996, Mr. Wang worked as the chief head of the division of Liaoning Provincial’s Department of Economic & Trade and Dalian Administration Committee of Development Zone, which are located in

Shenyang and Dalian. As a senior engineer with a master degree on engineering and EMBA from the Guanghua School of Management of Peking University, Mr. Wang has the experience on the management of developing and manufacturing vaccines more than ten years from 1996 to present.

Mr. Zhaoen Kong.  Mr. Kong is 64 years old. He serves as a Director of the Registrant.  In addition to his work as a Director of the Registrant, from 2002 to the present Mr. Zhaoen Kong has been the chairman of the board of directors of our subsidiary, JGAD.  Additionally, since 1989 Mr. Zhaoen Kong has served on the board of directors of the Dalian Jingang Group a company which is located in Dalian, China.  The Dalian Jingang Group is involved in the businesses of real estate, hotels and bio-products.  As the chairman of Dalian Jingang Group, Mr. Zhaoen is responsible for directing all aspects of the company’s business activities.

Aiting Hou. Ms. Aiting Hou is 30 years old.  She currently serves as the Chief Financial Officer of the Registrant.  From November 2007 to July 2008, Ms. Hou served as the senior manager of financial analysis and reporting for China Security and Surveillance Technology, Inc.  Prior to her work with China Securitiy and Surveillance Technology, Inc., from September 2003 through January 2007 Ms. Hou worked as an equity analysist for Brendan E. Cryan and Company, LLC.

Dr. Lixin Zhou.  Dr. Lixin Zhou is 46 years old.  Dr. Lixin Zhou has served as the chief scientist of the Registrant since August 6, 2008.  Dr. Zhou was well trained in microbiology and immunology at the University of Colorado, the University of South Florida and the University of Zurich, while earning his PhD as well as his MD from the Bethune University of Medical Science.  Dr. Lixin Zhou finished his fellowship and residency at Peking Union Medical Hospital in clinical immunology. Following the completion of his residency, he worked as a scientific director in Bioherb Lab in Surrey, British Columbia, Canada.  Prior to working with the Registrant, Mr. Zhou worked as Senior Associate at the Case University and has been published extensively in the immunology field at home and abroad.

Mr. Chipin Tuan.  Mr. Chipin Tuan is 35 years old.  Mr. Chipin Tuan serves as the Secretary of the Registrant and as a Director of JGAD.  In addition to the work that Mr. Chipin Tuan performs for the Registrant and JGAD, from November 2007 to the present, he has been the owner of Earn System Investment Limited, a British Virgin Islands corporation that specializes in investment.  As the owner of Earn System he is responsible for the appointment of Earn System’s board of directors.  In addition to the work that Mr. Tuan does with Earn System, from May 2002 to the present, he has been the Director of Bioherb Lab, a company located in Surrey, British Columbia, Canada, which specializes in herbal product exportation.  As the Director of Bioherb Lab, Mr. Tuan is responsible for the marketing and sales of the company’s herbal products. He earned his MBA degree from Murdoch University in Australia.

Family Relationships

There is no family relationship between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our officers, directors, promoters or control persons has been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

Directorships

None of the Registrant’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Registrant’s officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Registrant with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, the Registrant believes that, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

Code of Ethics

The Registrant has not yet adopted a code of ethics.  The Registrant intends to adopt a code of ethics in the near future.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth executive compensation for fiscal years ended 2007 and 2006.

Summary Compensation Table

Change in
Pension
						Non-Equity	Value and
						Incentive	Non-qualified
				Stock	Option	Plan	Compensation	All other
Name and		Salary	Bonus	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)	($)
Quanfeng Wang, Chief Executive Officer	2007 2006	$350,000 $280,000	-- --	-- --	-- --	-- --	-- --	-- --	$350,000(1) $280,000(1)
Aiting Hou Chief Financial Officer	2007 2006	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --
Lixin Zhou Chief Scientist	2007 2006	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --

(1)

This figure includes compensation paid to Quanfeng Wang for work performed as the Chief Executive Officer of JGAD, our operating subsidiary.

Employment Agreements

China Bio-Immunity Corporation has entered into employment agreements with its executive officers.  The following discussion identifies and summarizes the employment agreements China Bio-Immunity Corporation has entered into with its executive officers:

Employment Agreement – Quanfeng Wang

On August 6, 2008, China Bio-Immunity Corporation entered into an employment agreement with Quanfeng Wang for an unfixed term, pursuant to which China Bio-Immunity agreed to employ Mr. Wang as the Chief Executive Officer of the Company and as a director on the Company’s Board of Directors.  Pursuant to the terms of the employment agreement, Mr. Wang is paid an annual salary of $315,000, as well as an annual performance bonus of an amount up to $282,500 for his services rendered as the Chief Executive Officer; the amount of the performance bonus is at the discretion of the Company’s Board of Directors.  In addition to the foregoing, in the event that the Company adopts an equity incentive plan, Mr. Wang will have the ability to participate in such plan at the discretion of the Company’s Board of Directors. The employment agreement may be terminated by Mr. Wang upon sixty (60) days notice, or by the Company pursuant to enumerated circumstances set forth in the employment agreement.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement which is attached hereto as Exhibit 10.4 and is herein incorporated by reference.

Employment Agreement – Aiting Hou

On August 6, 2008, China Bio-Immunity Corporation entered into an employment agreement with Aiting Hou for an unfixed term, pursuant to which China Bio-Immunity agreed to employ Ms. Aiting Hou as the Chief Financial Officer of the Company.  Pursuant to the terms of the employment agreement, Ms. Aiting Hou is paid an annual salary of $152,000, as well as an annual performance bonus of an amount up to $67,500 for her services rendered as the Chief Financial Officer; the amount of the performance bonus is at the discretion of the Company’s Board of Directors.  In addition to the foregoing, in the event that the Company adopts an equity incentive plan, Ms. Aiting Hou will have the ability to participate in such plan at the discretion of the Company’s Board of Directors. The employment agreement may be terminated by Ms. Hou upon sixty (60) days notice, or by the Company pursuant to enumerated circumstances set forth in the employment agreement.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement which is attached hereto as Exhibit 10.5 and is herein incorporated by reference.

Employment Agreement – Lixin Zhou

On August 6, 2008, China Bio-Immunity Corporation entered into an employment agreement with Lixin Zhou for an unfixed term, pursuant to which China Bio-Immunity agreed to employ Mr. Lixin Zhou as the Chief Scientist of the Company.  Pursuant to the terms of the employment agreement, Mr. Lixin Zhou is paid an annual salary of $155,000, as well as an annual performance bonus of an amount up to $97,500 for his services rendered as the Chief Scientist; the amount of the performance bonus is at the discretion of the Company’s Board of Directors.  In addition to the foregoing, in the event that the Company adopts an equity incentive plan, Mr. Lixin Zhou will have the ability to participate in such plan at the discretion of the Company’s Board of Directors. The employment agreement may be terminated by Mr. Lixin Zhou upon sixty (60) days notice, or by the Company pursuant to enumerated circumstances set forth in the employment agreement.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement which is attached hereto as Exhibit 10.6 and is herein incorporated by reference.

Employment Agreement – Chipin Tuan

On August 6, 2008, China Bio-Immunity Corporation entered into an employment agreement with Chipin Tuan for an unfixed term, pursuant to which China Bio-Immunity agreed to employ Mr. Chipin Tuan as the Vice President of Business Development and the Corporate Secretary of the Company.  Pursuant to the terms of the employment agreement, Mr. Chipin Tuan is paid an annual salary of $96,000, as well as an annual performance bonus of an amount up to $30,000 for his services rendered as the Vice President of Business Development and the Corporate Secretary of the Company; the amount of the performance bonus is at the discretion of the Company’s Board of Directors.  In addition to the foregoing, in the event that the Company adopts an equity incentive plan, Mr. Chipin Tuan will have the ability to participate in such plan at the discretion of the Company’s Board of Directors. The employment agreement may be terminated by Mr. Chipin Tuan upon sixty (60) days notice, or by the Company pursuant to enumerated circumstances set forth in the employment agreement.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement which is attached hereto as Exhibit 10.7 and is herein incorporated by reference.

Subsidiary Employment Agreements

The Registrant’s subsidiary JGAD has entered into employment agreements with its executive officers.  The following discussion identifies and summarizes the employment agreements JGAD has entered into with its executive officers and directors:

Labor Contract – Quanfeng Wang

On January 1, 2008, JGAD entered into a Labor Contract with Quanfeng Wang for an unfixed term, pursuant to which JGAD agreed to employ Mr. Wang as the Chief Executive Officer of JGAD.  Pursuant to the terms of the Labor Contract, Mr. Wang is paid an annual salary of RMB 2,000,000 yuan (approximately US $ 273,500) for his services rendered as the Chief Executive Officer of JGAD.  The Labor Contract may be terminated either by mutual agreement of JGAD and Mr. Wang, or, subject to notice requirements and a set of enumerated circumstances, unilaterally by either party.  The foregoing description of the Labor Contract is qualified in its entirety by reference to the Labor Contract which is attached hereto as Exhibit 10.8 and is herein incorporated by reference.

Labor Contract – Zhaoen Kong

On January 1, 2008, JGAD entered into a Labor Contract with Zhaoen Kong for an unfixed term, pursuant to which JGAD agreed to employ Mr. Kong as the Chairman of JGAD.  Pursuant to the terms of the Labor Contract, Mr. Kong is paid an annual salary of RMB 110,000 yuan (approximately US $ 15,000) for his services rendered as the Chairman of JGAD.  The Labor Contract may be terminated either by mutual agreement of JGAD and Mr. Kong, or, subject to notice requirements and a set of enumerated circumstances, unilaterally by either party.   The foregoing description of the Labor Contract is qualified in its entirety by reference to the agreement which is attached hereto as Exhibit 10.9 and is herein incorporated by reference.

Labor Contract – Chi-pin Tuan

On January 1, 2008, JGAD entered into a Labor Contract with Chi-pin Tuan for an unfixed term, pursuant to which JGAD agreed to employ Mr. Tuan as a director of JGAD.  Pursuant to the terms of the agreement, Mr. Tuan is paid an annual salary of RMB 110,000 yuan (approximately US $15,000) for his services rendered as the director of JGAD.  The Labor Contract may be terminated either by mutual agreement of JGAD and Mr. Tuan, or, subject to notice requirements and a set of enumerated circumstances, unilaterally by either party.  The foregoing description of the Labor Contract is qualified in its entirety by reference to the agreement which is attached hereto as Exhibit 10.10 and is herein incorporated by reference.

Stock Option Plans

No member of Registrant’s management has been granted any stock option or stock appreciation right.

Director Compensation

The Registrant’s directors are not paid any salary as compensation for services they provide as directors of the Registrant. Except as identified in the chart below, no additional amounts are payable to the Registrant's directors for committee participation or special assignments.

The following table sets forth the compensation of our directors for the fiscal year ended December 31, 2007:

Fees
	Earned			Non-Equity
	And			Incentive	Non-qualified
	Paid in	Stock	Option	Plan	Compensation	All other
Name and	Cash	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total
Quanfeng Wang	--	--	--	--	--	--	--
Zhaoen Kong	--	--	--	--	--	--	--

Director Agreements

China Bio-Immunity Corporation has entered into directors agreements with its directors.  The following discussion identifies and summarizes the director’s agreements China Bio-Immunity Corporation has entered into with its directors:

Director Agreement – Zhaoen Kong

On August 6, 2008, China Bio-Immunity Corporation entered into a director agreement with Zhaoen Kong for an unfixed term, pursuant to which Mr. Zhaoen Kong will serve on the Company’s Board of Directors and will receive a director’s fee of one thousand ($1,000.00) per day for all activity, including travel, related to board meetings attended by the director.  The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement which is attached hereto as Exhibit 10.11 and is herein incorporated by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

There were no material transactions, or series of similar transactions, during our Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.

is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Quanfeng Wang is not an independent director under these rules as he is also employed by the Registrant as its CEO.

LEGAL PROCEEDINGS

The Registrant is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. No director, officer or affiliate of the Registrant, and no owner of record or beneficial owner of more than 5.0% of the securities of the Registrant, or any associate of any such director, officer or security holder is a party adverse to the Registrant or has a material interest adverse to the Registrant in reference to pending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information The Registrant’s shares trade on the OTCBB under the symbol “CHHB.”  On February 21, 2008 the Registrant name change from Easy Golf Corporation to China Bio-Immunity Corporation became effective and the stock ceased trading under the symbol "EGOF" and began trading under the symbol “CHBB,” which subsequently changed to “CHHB” following the effectiveness of a 2-for-1 reverse stock split of the Company’s common stock.  Very limited trading activity has occurred during the past two years with our common stock; therefore, only limited historical price information is available.  The following table sets forth the high and low bid prices of our common stock for the last two fiscal years and subsequent interim period, as reported by the National Quotation Bureau and represents inter dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

	(U.S. $)

2006	HIGH	LOW
Quarter Ended March 31	N/A	N/A
Quarter Ended June 30	N/A	N/A
Quarter Ended September 30	N/A	N/A
Quarter Ended December 31	$0.25	$0.20

2007	HIGH	LOW
Quarter Ended March 31	$0.36	$0.15
Quarter Ended June 30	$2.00	$0.15
Quarter Ended September 30	$0.40	$0.40
Quarter Ended December 31	$5.20	$0.95

2008	HIGH	LOW
Quarter Ended March 31	$5.15	$3.55
Quarter Ended June 30	$10.10	$2.26

Holders As of August 6, 2008 there were 15,000,000 shares of common stock issued and outstanding and approximately 254 shareholders of record.

Dividends The Registrant has not declared or paid any cash dividends on its common stock during the period ended December 31, 2007 or in any prior period.  There are no restrictions on the common stock that limit our ability of us to pay dividends if declared by the Board of Directors.  The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Registrant is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Registrant’s assets, after payment of the liabilities, is less than the aggregate of the Registrant’s liabilities and stated capital of all classes

RECENT SALES OF UNREGISTERED SECURITIES

On August 6, 2008 pursuant to the closing of the Agreement for Share Exchange dated August 6, 2008, by and between the Registrant, Lawford and the Shareholders of Lawford, the Registrant issued 13,246,697 shares of common stock.  As set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, in return for the issuance of 13,246,697 shares of its common stock, the Registrant received all of the issued and outstanding common stock of Lawford, thereby making Lawford and its wholly-owned subsidiaries JINA and JGAD, wholly-owned subsidiaries of the Registrant.  For the above share issuances the shares were not registered under the Securities Act in reliance upon the exemption from registration provided in Regulation S of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

DESCRIPTION OF SECURITIES

The Registrant is authorized to issue 50,000,000 shares of common stock.  Prior to the closing of the share exchange on August 6, 2008, there were 1,753,303 shares of common stock issued and outstanding.  Subsequent to the closing of the share exchange on August 6, 2008, there were 15,000,000 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.  However, the current policy of the board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, the Registrant’s Bylaws provide that the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Additionally, as permitted by Nevada law, the Registrant’s Bylaws also provide that the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Exchange Agreement, in conjunction with the closing of the Share Exchange on August 6, 2008, Chipin Tuan resigned as a director and chief financial officer of the Registrant and Quanfeng Wang was appointed as a director of the Registrant, Aiting Hou was appointed as the Chief Financial Officer of the Registrant, and Lixin Zhou was appointed as the Chief Scientist of the Registrant.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above relating to the share exchange with Lawford. As a result of the share exchange, the Registrant ceased to be a shell company.

The Registrant was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the reverse merger with Lawford as described in Item 2.01. As a result of the merger, the Registrant has acquired a subsidiary that possesses an operating business. Consequently, the Registrant believes that the reverse merger has caused it to cease to be a shell company. For information about the merger transactions, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated hereunder by this reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

 In accordance with Item 9.01(a), Dalian Jingang-Andi Bio-Products Co., Ltd.’s audited financial statements for the fiscal years ended December 31, 2007 and 2006, are filed in this Current Report on Form 8-K as Exhibit 99.1.1, and Dalian Jingang-Andi Bio-Products Co., Ltd.’s unaudited financial statements for the period ended March 31, 2008 are filed in this Current Report on Form 8-K as Exhibit 99.1.2

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the Registrant’s pro forma financial statements as of the fiscal year ended December 31, 2007 and as of the three months period ended March 31, 2008 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No. Description
2.1	Share Exchange Agreement dated August 6, 2008 by and between China Bio-Immunity Corporation, Lawford Asia Limited, and the shareholders of Lawford Asia Limited.
3.1(i)

Original Articles of Incorporation filed with the State of Utah on July 16, 1981, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(ii)

Amendment to Articles of Incorporation filed with the State of Utah on August 19, 1982, changing the Company's capitalization, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(iii)

Second Amendment to Articles of Incorporation filed with the State of Utah on September 16, 1983, changing the Company's name to Thrust Ventures, Inc., incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(iv)

Third Amendment to the Articles of Incorporation and attaching, as an exhibit, Articles of Merger by and between Thrust Ventures, Inc., and Bio-Thrust, Inc., its subsidiary, filed with the State of Utah on March 27, 1987, changing the Company's name to Bio-Thrust, Inc., incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(v)

Articles of Incorporation of newly formed Bio-Thrust, Inc., incorporated in Utah on April 2, 2004, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(vi)

Articles of Incorporation of the Company's wholly-owned Nevada subsidiary filed with the State of Nevada on February 17, 2005 (by operation of law, these Articles comprise the Company's current Articles of Incorporation as a result of the merger transaction), incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(vii)

Articles of Merger filed with and accepted and stamped by both the States of Nevada and Utah (including the Agreement and Plan of Merger attached as Exhibit "A" thereto) by which the merger between the parent Utah corporation and its wholly-owned Nevada subsidiary became effective under both Nevada and Utah law on April 22, 2005, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(viii)

Articles of Merger with Agreement and Plan of Merger by and between Easy Golf Corporation and China Bio-Immunity Corporation, incorporated by reference from exhibit to Form 8-K filed with the Securities and Exchange Commission on February 14, 2008.

3.2	By-laws of Easy Golf Corporation, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.
10.2	Standard Distribution Agreement.
10.3	Standard Confidentiality Agreement.
10.4	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Quanfeng Wang.
10.5	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Aiting Hou.
10.6	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Lixin Zhou.
10.7	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Chipin Tuan.
10.8	Labor Contract, dated January 1, 2008, by and between Dalian Jingang-Andi Bio-Products Co., Ltd. and Quanfeng Wang.
10.9	Labor Contract, dated January 1, 2008, by and between Dalian Jingang-Andi Bio-Products Co., Ltd. and Zhaoen Kong.
10.10	Labor Contract, dated January 1, 2008, by and between Dalian Jingang-Andi Bio-Products Co., Ltd. and Chipin Tuan.
10.11	Director Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Zhaoen Kong.
23.1	Consent of Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

China Bio-Immunity Corporation (Registrant)

Date: August 6, 2008	/s/ Quanfeng Wang, Chief Executive Officer